Exhibit 4.e
Federal Signal Corporation
Third Amendment and Waiver to
Second Amended and Restated Credit Agreement
     This Third Amendment and Waiver to Second Amended and Restated Credit Agreement (herein, the “Amendment") is entered into as of March 15, 2011, among Federal Signal Corporation, a Delaware corporation (the “Borrower"), the Banks party hereto and Bank of Montreal, as Agent for the Banks.
Preliminary Statements
     A. The Borrower, the Banks, the Guarantors and the Agent entered into a certain Second Amended and Restated Credit Agreement, dated as of April 25, 2007 (such Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.
     B. The Borrower has requested that the Required Banks amend certain provisions of the Credit Agreement, and waive the requirements of (i) Section 2.3 of the Credit Agreement in connection with the repayment to be made pursuant to Section 4.3 of this Amendment and (ii) Section 8.16 of the Credit Agreement for the fiscal quarter of the Borrower ended December 31, 2010 and permanently delete such Interest Coverage Ratio covenant as of the effective date of this Amendment, and the Required Banks are willing to do so under the terms set forth in this Amendment.
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Waiver
     1.1. In connection with the required prepayment of the Loans outstanding under the Credit Agreement by the Borrower in accordance with Section 4.3 of this Amendment, the Required Banks hereby waive the requirement under Section 2.3 of the Credit Agreement that three Business Days’ prior notice of such prepayment be provided to Agent and any Default resulting from the failure to provide such advance notice.
     1.2. The Borrower has notified the Agent and the Banks that the Borrower has (i) failed to comply with Section 6.2 of the Credit Agreement with respect to the representation and warranty that each Domestic Subsidiary is a Guarantor, (ii) failed to comply with Section 8.1(b) of the Credit Agreement to cause each Domestic Subsidiary which has not become a Guarantor to execute a Subsidiary Guaranty Agreement and the related actions set forth in clauses (ii) through (iv) therein, (iii) failed to comply with Section 8.1(c) of the Credit Agreement with respect to the covenant to update Schedule 6.2 of the Credit Agreement to reflect then-existing Inactive Domestic Subsidiaries, (iv) failed to comply with Section 8.16 of the Credit Agreement as of December 31, 2010, (v) breached the representation contained in Section 7.2(b) of the

Credit Agreement each time a Borrowing of a Loan was made during fiscal year 2010 on or prior to December 31, 2010 due to an inaccuracy of the representation made under the final sentence of Section 6.4 of the Credit Agreement, and (vi) (A) failed to comply with its obligations set forth in Section 10.13 of each of the Note Purchase Agreements as of December 31, 2010 resulting in an Event of Default under Section 11(c) of each of the Note Purchase Agreements, (B) failed to provide at least 30 days prior written notice of the prepayment of the Notes to be made on or prior to the effective date in accordance with Section 7.10 of the Second Global Amendment and Waiver to Note Purchase Agreements resulting in an Event of Default under Section 11(d) of each of the Note Purchase Agreements and (C) failed to comply with its obligations under Section 8.2 of each of the Note Purchase Agreements in respect of the minimum amount of the Notes of any series permitted to be prepaid resulting in an Event of Default under Section 11(d) of each of the Note Purchase Agreements and, as a result of such non-compliance under subclauses (i), (ii), (iii), (iv), (v) and (vi), Events of Default have occurred under Sections 9.1(b), 9.1(c), 9.1(e) and 9.1(m) of the Credit Agreement (collectively, the “Existing Defaults"). The Borrower has requested that the Banks permanently waive the Existing Defaults. Accordingly, upon the effectiveness of this Amendment, the Required Banks permanently waive the Existing Defaults. The Required Banks also agree that the Interest Coverage Ratio covenant set forth in Section 8.16 of the Credit Agreement shall be deleted and replaced in its entirety as of the effective date of this Amendment with a minimum EBITDA covenant as set forth in Exhibit A hereto.
     1.3. Except as specifically waived or amended herein, all of the terms and provisions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect and the Banks shall not be obligated in the future to waive any provision of the Credit Agreement or the other Credit Documents as a result of having provided the waiver contained herein.
Section 2. Amendments.
     Upon the effectiveness of this Amendment:
     2.1. The Credit Agreement shall be and hereby is amended to incorporate the changes reflected on Exhibit A hereto.
     2.2. The Banks’ Commitments shall be permanently reduced from $250,000,000.00 to $239,937,509.57, and each Bank’s Commitment shall be permanently reduced by its Percentage of such reduction.
Section 3. Authorization to Enter into, and Enforcement of, the Intercreditor Agreement
     The Agent is hereby irrevocably authorized by each of the Banks and the L/C Issuer to execute and deliver an Intercreditor Agreement in the form of Exhibit B hereto (the “Intercreditor Agreement") on behalf of each of the Banks and their Affiliates and the L/C Issuer and to take such action and exercise such powers under the Intercreditor Agreement as the Agent considers appropriate or as the Agent may be directed by the Required Banks pursuant to Section 11 of the Credit Agreement, provided the Agent shall not amend the

Intercreditor Agreement unless such amendment is agreed to in writing by the Required Banks. Each Bank and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Intercreditor Agreement upon the execution and delivery thereof by the Agent. Except as otherwise specifically provided for herein, no Bank (or its Affiliates) or L/C Issuer, other than the Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the enforcement of any remedy under the Intercreditor Agreement; it being understood and intended that no one or more of the Banks (or their Affiliates) or L/C Issuer shall have any right in any manner whatsoever to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Agent for the benefit of the Banks, the L/C Issuer, and their Affiliates.
Section 4. Pre- Closing Deliverables .
     The effectiveness of this Amendment is subject to the satisfaction of all of the following:
     4.1. The Borrower, each Guarantor, the Required Banks and the Agent shall have executed and delivered this Amendment.
     4.2. The Agent shall have received a fully-executed amendment and waiver to (a) that certain Note Purchase Agreement, dated as of June 1, 1999, by and among the Borrower and each of the purchasers named in Schedule A thereto, as supplemented by a First Supplement dated as of May 15, 2001 by and among the Borrower and each of the purchasers named in Schedule A thereto, a Second Supplement dated as of November 15, 2001 by and among the Borrower and each of the purchasers named in Schedule A thereto and a Third Supplement dated as of December 1, 2002 by and among the Borrower and each of the purchasers named in Schedule A thereto and as amended by that certain Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (the “Global Amendment”) and (b) that certain Master Note Purchase Agreement, dated as of June 1, 2003, by and among the Borrower and the purchasers named in Schedule A thereto, as amended by the Global Amendment, in each case, as the same may be amended, modified, supplemented or restated from time to time (collectively, the “Note Purchase Agreements” and the purchasers of the Borrower’s notes issued thereunder are collectively referred to as the “Noteholders” and individually as a “Noteholder”), in each case in form and substance reasonably satisfactory to the Agent and the Required Banks, and such amendment and waiver shall have become effective.
     4.3. The Borrower shall have repaid Loans outstanding under the Credit Agreement in an amount equal to 85.8051% of the aggregate amount of all cash held in the United States by the Borrower and its Subsidiaries in excess of $5,000,000 and all cash held outside the United States by the Borrower and its Subsidiaries in excess of $5,000,000, in each case as of March 11, 2011 (collectively, the “Available Cash”), but in any event not less than $25,741,530.00.
     4.4. The Borrower shall have repaid its notes outstanding under the Note Purchase Agreements in an amount equal to 14.1949% of the aggregate amount of the Available Cash, but in any event not less than $4,258,470.00.

     4.5. Each of the Borrower, the Guarantors, the Agent and each of the Noteholders shall have executed and delivered the Intercreditor Agreement.
     4.6 Each of Bronto Skylift, Inc., Federal Signal Technologies, LLC, PIPS Technology, Inc., Sirit Corp. and VESystems, LLC shall have executed and delivered to the Agent a Subsidiary Guaranty Agreement in the form of Exhibit C to the Credit Agreement.
     4.7. The Agent shall have received, for the ratable distribution to each Bank which executes and delivers this Amendment, payment of an amendment fee equal to 0.50% of the aggregate Commitments of such Banks as in effect after giving effect to this Amendment.
     4.8. The Agent shall have received an initial 13-week cash forecast for the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Agent and the Required Banks.
     4.9. The Agent shall have received draft unaudited financial statements for the Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and projected financial statements of the Borrower and its Subsidiaries, after giving effect to the transactions contemplated hereby, for the fiscal year ending December 31, 2011, in each case in form and substance reasonably satisfactory to the Agent and the Required Banks.
     4.10. No material adverse change shall have occurred in the business, financial condition, operations, assets or properties of the Borrower and its Subsidiaries taken as a whole, since December 31, 2010.
     4.11. The Agent shall have received payment of the fees agreed to in writing between the Agent and the Borrower with respect to this Amendment and all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Post-Closing Agreements specified in Section 5 hereof, in each case including the reasonable fees and out of pocket costs and expenses of counsel for the Agent (to the extent invoiced).
     4.12. The Borrower shall have retained a financial advisor satisfactory to the Agent and the Required Banks; it being understood that Huron Consulting is satisfactory to the Agent and the Required Banks.
Section 5. Post-Closing Agreements.
     5.1. Within 30 days following the date hereof, the Borrower and the Guarantors shall execute and deliver to Bank of Montreal, as collateral agent under a collateral agency and intercreditor agreement satisfactory in reasonable and customary form and substance (in such capacity, the “Collateral Agent") for the Agent, the Banks and the Noteholders, a security agreement in reasonable and customary form and substance pursuant to which the Borrower and the Guarantors grant to the Collateral Agent for the ratable benefit of the Agent, the Banks (and their Affiliates with respect to Hedging Liability and Funds Transfer and Deposit Account Liability) and the Noteholders a valid, perfected and enforceable security interest in substantially all of the Borrower’s and the Guarantors’ personal property (including without limitation their accounts, chattel paper, instruments, documents, general intangibles, letter-of-credit rights, supporting obligations, deposit accounts, investment property, inventory, equipment, fixtures, commercial tort claims, real estate and certain other Property, whether now owned or hereafter acquired or arising, and all proceeds thereof, provided that such security interest in the stock or other equity interests in first-tier Foreign Subsidiaries shall be limited to 66% of the total outstanding voting stock and 100% of the total outstanding non-voting stock of such Foreign Subsidiary; together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each direct Domestic Subsidiary of the Borrower owned by the Borrower and each direct Domestic Subsidiary of the Guarantors owned by such Guarantors, (ii) stock powers for the Collateral consisting of the stock or other equity interest in each direct Domestic Subsidiary executed in blank and undated, (iii) UCC financing statements to be filed against the Borrower and each Guarantor, as debtor, in favor of the Collateral Agent, as secured party, (iv) patent, trademark, and copyright collateral agreements to the extent requested by the Collateral Agent, and (v) deposit account, securities account, and commodity account control agreements to the extent requested by the Collateral Agent, in each case subject to customary exceptions and exclusions to be agreed and excluding any proposed collateral where the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby, as reasonably determined by the Collateral Agent, together with the legal opinion of counsel to the Borrower and the Guarantors in a customary and reasonable form as to such matters as the Collateral Agent may reasonably request.
     5.2. Within 60 days following the date hereof, the Borrower shall execute and deliver to the Collateral Agent a mortgage in recordable form (collectively, the “Mortgages") with respect to the real property located in the United States owned by the Borrower and each Guarantor (other than the real property located in Pearland, Texas) and shall deliver to the Collateral Agent a mortgagee’s title insurance policy (or a prepaid binding commitment therefor) in reasonable and customary form and substance from a title insurance company insuring the lien of the Mortgages (in an amount not less than 105% of the appraised fair market value thereof) to be valid first priority Liens subject to no defects or objections which are unacceptable to the Collateral Agent in its reasonable discretion, together with such customary endorsements as the Collateral Agent may reasonably require.
     5.3. Within 60 days following the date hereof, the Borrower shall deliver to the Collateral Agent a survey in reasonable and customary form and substance prepared by a licensed surveyor on each parcel of real property located in Streator, Illinois that is subject to the Lien of the Mortgages, which survey shall also state whether or not any portion of the real property is in a federally designated flood hazard area. To the extent any portion of the real property is in a federally designated flood hazard area, the Borrower shall provide evidence to the Agent that it has obtained flood insurance reasonably satisfactory to the Collateral Agent with respect to such property.
     5.4. Within 60 days following the date hereof, the Borrower shall deliver to the Collateral Agent a report of an independent firm of environmental engineers in reasonable and customary form and substance concerning the environmental hazards and matters with respect to the parcels of real property subject to the Lien of the Mortgages, and the Borrower shall use commercially reasonable efforts to obtain a reliance letter thereon in reasonable and customary form and substance.
     5.5. Within 60 days (or such later time as may be agreed to by the Collateral Agent in writing) following the date hereof, the Borrower shall use commercially reasonable efforts to deliver to the Collateral Agent fully-executed landlord’s or warehouseman’s lien waivers, each in reasonable and customary form and substance, to the extent required by the Security Agreement. .
     5.6. Not later than 30 days (or such later time as may be agreed to by the Collateral Agent in writing) following the date hereof, the Borrower and each Guarantor shall retain the Agent (or one of its Affiliates) as its depository bank, including for its principal operating, administrative, cash management, collection activity and other deposit accounts, provided that the Borrower’s and the Guarantors’ lock-box arrangements shall be established with the Agent (or one of its Affiliates) within 60 days (or such later time as may be agreed to by the Collateral Agent in writing) following the date hereof.
     5.7. Within 30 days (or such later time as may be agreed to by the Collateral Agent in writing) following the date hereof, the Borrower shall deliver to the Collateral Agent fully-executed deposit account control agreements with respect to each deposit account of the Borrower and the Guarantors on which the Collateral Agent is required by Section 4.3 of the Credit Agreement to have a perfected lien, such agreements to be in reasonable and customary form and substance, with exclusions for trust and escrow accounts.
     5.8. Within 30 days following the date hereof, the Borrower shall deliver to the Collateral Agent evidence of insurance required to be maintained under the Credit Documents, naming the Collateral Agent as mortgagee and lender’s loss payee, as applicable.
     5.9. The Borrower and Guarantors acknowledge and agree that any failure to comply with the terms and conditions set forth in this Section 5 shall constitute an Event of Default under the Credit Agreement.
     5.10. The Borrower’s agreements contained in this Section 5 shall remain in full force and effect until such time as all of the Borrower’s indebtedness, obligations and liabilities to the Agent, the L/C Issuers and the Banks under the Credit Agreement and the other Credit Documents have been fully paid and satisfied (other than contingent indemnification obligations), the Commitments of the Banks under the Credit Agreement shall have terminated or expired and no Letters of Credit shall remain outstanding (or are otherwise cash collateralized in an amount equal to 105% of the maximum amount available to be drawn under such Letters of Credit or back-stopped pursuant to arrangements reasonably acceptable to the L/C Issuer).
     5.11. Within 10 days following the date hereof, the Borrower shall deliver to the Agent copies of resolutions (or equivalent instrument) of the Borrower’s and each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf, all certified in each instance by an appropriate officer.
Section 6. Representations.
     In order to induce the Agent and the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent and the Banks that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement, as amended hereby, are true and correct in all material respects (except that the representations contained in Section 6.4 shall be deemed to refer to the draft unaudited financial statements of the Borrower for the fiscal year ended December 31, 2010), and (b) other than the Existing Defaults, no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
Section 7. Miscellaneous.
     7.1. Except as specifically waived and amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
     7.2. For value received, including without limitation, the agreements of the Banks in this Agreement, the Borrower and each Guarantor hereby releases the Agent and each Bank, its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties") of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which the Borrower or any Guarantor has or ever had against the Released Parties prior to, through, and including this date, including, without limitation, those arising out of the existing financing arrangements between the Borrower and the Banks, and the Borrower and each Guarantor further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which the Borrower and each Guarantor hereby expressly waives to the extent permitted by applicable law.
      7.3. The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Post-Closing Agreements specified in Section 5 hereof, in each case including the reasonable fees and out-of-pocket costs and expenses of counsel for the Agent. The Borrower acknowledges its obligations under Section 9.5 of the Credit Agreement.

     7.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or email transmission shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
[Signature Page to Follow]

     This Third Amendment and Waiver to Second Amended and Restated Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Federal Signal Corporation

By

Name
Title

By

Name
Title
[Signature Page to Third Amendment]

“Guarantors”

Vactor Manufacturing, Inc.
Elgin Sweeper Company
Federal APD Incorporated
FS Depot, Inc.
E-One New York, Inc.
Federal Sign and Signal, Inc.
Guzzler Manufacturing, Inc.
Federal Merger Corporation
Federal Signal Credit Corporation
FS Holding, Inc.
Victor Products USA, Incorporated
Jetstream of Houston, Inc.
Jetstream of Houston, LLP
FS Lighting, Inc. (formerly known as Pauluhn Electric Mfg. Co. Inc.)
FS Lighting, LLP (formerly known as Pauluhn Electric Manufacturing, LLP)
Athey Product, Inc.
Federal Sign, Inc.

By

Name:
Title:
[Signature Page to Third Amendment]

Bank of Montreal, as Agent and L/C Issuer

By

Name:
Title:

Harris N.A., as an L/C Issuer with respect to the Existing Letters of Credit only

By

Name:
Title:

BMO Harris Financing, Inc. (formerly known as BMO Capital Markets Financing, Inc.), in its individual capacity as a Bank and as Swing Line Lender

By

Name:
Title:
[Signature Page to Third Amendment]

Bank of America, N.A., in its individual capacity as a Bank and as Documentation Agent

By

Name: Brian Lukehart
Title:
[Signature Page to Third Amendment]

The Bank of Tokyo — Mitsubishi UFJ, Ltd.

By

Name:
Title:
[Signature Page to Third Amendment]

The Northern Trust Company

By

Name:
Title:
[Signature Page to Third Amendment]

Nordea Bank Finland, PLC

By

Name:
Title:

By

Name:
Title:
[Signature Page to Third Amendment]

PNC Bank, N.A., in its individual capacity as a Bank and as Syndication Agent

By

Name:
Title:
[Signature Page to Third Amendment]

Credit Suisse, Cayman Islands Branch

By

Name:
Title:
[Signature Page to Third Amendment]

RBS Citizens, N.A., as successor to Charter One Bank, N.A.

By

Name:
Title:
[Signature Page to Third Amendment]

Associated Bank, N.A.

By

Name:
Title:
[Signature Page to Third Amendment]

HSBC Bank USA, N.A.,

By

Name:
Title:
[Signature Page to Third Amendment]

Exhibit A
Credit Agreement
[Attached]

Second Amended and Restated Credit Agreement
dated as of
April 25, 2007
among
Federal Signal Corporation,
The Guarantors Party Hereto,
The Banks Party Hereto,
Bank of Montreal,
as Agent
National City Bank,
as Syndication Agent
Bank of America, N.A.,
as Documentation Agent
and
BMO Capital Markets,
as Sole Lead Arranger and Sole Book Runner

Table of Contents
(This Table of Contents is not part of the Agreement)

Page
Section 12.4. Waivers	63
Section 12.5. Limit on Recovery	63
Section 12.6. Stay of Acceleration	63
Section 12.7. Benefit to Guarantors	63
Section 12.8. Guarantor Covenants	63

Section 13. Miscellaneous	64

Section 13.1. Withholding Taxes	64
Section 13.2. No Waiver of Rights	65
Section 13.3. Non-Business Day	65
Section 13.4. Documentary Taxes	66
Section 13.5. Survival of Representations	66
Section 13.6. Survival of Indemnities	66
Section 13.7. Sharing of Set-Off	66
Section 13.8. Notices	66
Section 13.9. Counterparts	67
Section 13.10. Successors and Assigns	67
Section 13.11. Participants	67
Section 13.12. Assignments	68
Section 13.13. Amendments	70
Section 13.14. Headings	71
Section 13.15. Legal Fees, Other Costs and Indemnification	71
Section 13.16. Set Off	71
Section 13.17. Entire Agreement	72
Section 13.18. Governing Law	72
Section 13.19. Submission to Jurisdiction; Waiver of Jury Trial	72
Section 13.20. Confidentiality	72
Section 13.21. USA Patriot Act	73
Section 13.22. Amendment and Restatement	73

Signature	1

-iv-

Exhibits

A	–	Form of Note
B	–	Form of Compliance Certificate
C	–	Subsidiary Guaranty Agreement
D	–	Assignment Agreement
E	–	Notice of Payment Request

Schedule 1	Commitments
Schedule 1.8	Schedule of Existing Letters of Credit
Schedule 6.2	Schedule of Existing Subsidiaries
Schedule 6.5	Litigation and Labor Controversies
Schedule 6.11	Environmental Matters
Schedule 8.9	Existing Liens
Schedule 8.16	EBITDA Projections by Line of Business
-v-

Second Amended and Restated Credit Agreement
          This Second Amended and Restated Credit Agreement is entered into as of April 25, 2007, by and among Federal Signal Corporation, a Delaware corporation (the “Borrower”), the several Guarantors from time to time party hereto, the several financial institutions from time to time party to this Agreement, as Banks, and Bank of Montreal (“BMO”), as Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
Preliminary Statement
          A. The Borrower refers to the Amended and Restated Credit Agreement dated as of February 3, 2006, as amended and currently in effect (collectively, the “Existing Agreement”) among the Borrower, the Guarantors party thereto, the Banks party thereto, and Harris N.A., as Agent, pursuant to which the Banks agreed to make available to the Borrower a revolving credit for loans and letters of credit (the “Revolving Credit”) as described therein.
          B. Harris N.A. has given notice of its intention to resign as Agent and the parties have agreed to substitute Bank of Montreal for Harris N.A. as Agent and, in connection therewith, to replace Harris N.A. as a Lender with BMO Capital Markets Financing, Inc.
          C. The Borrower requests the Banks and Agent to amend the Existing Agreement to, among other things, extend the Termination Date, to make certain further amendments to the Existing Agreement and, for the sake of convenience and clarity, to restate the Existing Agreement as so amended in its entirety. Accordingly, upon the Banks’ and Agent’s acceptance hereof in the space provided for that purpose below and upon satisfaction of the conditions precedent to effectiveness hereinafter set forth, the Existing Agreement and all of the Exhibits thereto shall be amended and as so amended shall be restated in their entirety to read as follows:
Section 1. The Revolving Credit.
     Section 1.1. The Loan Commitment. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively “Revolving Loans”) to the Borrower from time to time on a revolving basis in U.S. Dollars up to the amount of its revolving credit commitment set forth on Schedule 1 hereto or pursuant to Section 1.9 or 13.12 hereof (its “Commitment” and, cumulatively for all the Banks, the “Commitments”), subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The aggregate principal amount of all Loans and L/C Obligations at any time outstanding shall not exceed the Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.4(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

     Section 1.2. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of each calendar month, on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).
          “Base Rate” means for any day the greater of:
          (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or
          (ii) the sum of (x) the rate determined by the Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).
          (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the greater of one and one-half percent (1.5%) or the Adjusted LIBOR applicable for such Interest Period, payable on the last day of each calendar month, on the last day of the Interest Period and at maturity (whether by acceleration or otherwise).
          “Adjusted LIBOR” means a rate per annum determined by the Agent pursuant to the following formula:

Adjusted LIBOR	=	LIBOR 100%–Reserve Percentage
          “Reserve Percentage” means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.
          “LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of such LIBOR Portion which is scheduled to be made as part of such Borrowing. Each determination of LIBOR made by the Agent shall be conclusive and binding absent manifest error.
          “LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.
          “LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).
          (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and a reasonable determination thereof by the Agent shall be conclusive and binding except in the case of manifest error or willful misconduct.
     Section 1.3. Minimum Borrowing Amount . Each Borrowing of Base Rate Loans shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000. Each Borrowing of Eurodollar Loans shall be in an amount not less than $10,000,000 and in integral multiples of $1,000,000.
     Section 1.4. Manner of Borrowing and Designating Interest Rates . (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 11:00 a.m. (Chicago time) (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.3’s minimum amount requirement for each outstanding

Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower or convert all or part of such Borrowing into Base Rate Loans and (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 11:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.
          (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.4(a) above. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurodollar Loans.
          (c) Borrower’s Failure to Notify. Any outstanding Borrowing of Base Rate Loans shall, subject to Section 7.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by Section 1.4(a) that the Borrower intends to convert such Borrowing into a Borrowing of Eurodollar Loans or notifies the Agent within the period required by Section 2.3(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.4(a) and has not notified the Agent within the period required by Section 2.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans, subject to Section 7.2 hereof. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Agent by 12:00 noon (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
          (d) Disbursement of Loans. Not later than 12:00 Noon (Chicago time) on the date of any requested advance of a new Borrowing of Eurodollar Loans, and not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Base Rate Loans, subject to Section 7 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois. The Agent shall make available to the Borrower Loans at the Agent’s principal office in Chicago, Illinois.
          (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 2.4 hereof, so that the Borrower will have no liability under such Section with respect to such payment.
     Section 1.5. Default Rate. Notwithstanding anything to the contrary contained in Section 1.2 hereof, at the direction of the Required Banks while any Event of Default exists or (unless and until rescinded by the Required Banks) after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans, Reimbursement Obligations and letter of credit fees (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Base Rate or with respect to Reimbursement Obligations, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed), at a rate per annum equal to:
          (a) for any Base Rate Loan bearing interest based on the Base Rate, the sum of three percent (3%) plus the Applicable Margin plus the Base Rate from time to time in effect;
          (b) for any Eurodollar Loan, the sum of three percent (3%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of three percent (3%) plus the Applicable Margin plus the Base Rate from time to time in effect;

          (c) for any Reimbursement Obligation, the sum of three percent (3.0%) plus the Base Rate from time to time in effect; and
          (d) for any Letter of Credit, the sum of three percent (3.0%) plus the letter of credit fee due under Section 3.4 with respect to such Letter of Credit;
provided, however, that in the absence of acceleration or any other Event of Default pursuant to Section 9.1(a) hereof, any adjustments pursuant to this Section 1.5 shall be made at the election of the Required Banks with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.
     Section 1.6. Notes for Loans. (a) The Revolving Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A-1 hereto. Each such promissory note is hereinafter referred to as a “Revolving Note” and collectively such promissory notes are referred to as the “Revolving Notes.”
          (b) [Reserved]
          (c) Each Bank shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.
     Section 1.7. [Reserved].
     Section 1.8. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the credit facility offered hereunder, the relevant L/C Issuer shall issue (or has issued in the case of the Existing Letters of Credit) standby and commercial letters of credit (each a “Letter of Credit") for the account of Borrower or for the account of the Borrower and one or more of its Subsidiaries as joint and several co-applicants in an aggregate undrawn face amount of all Letters of Credit (including the Existing Letters of Credit) up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Bank shall be obligated to reimburse the L/C Issuer for such Bank’s Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Commitment of each Bank pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding. Upon the

Effective Date, each Existing Letter of Credit shall, without further action by any party, be deemed to have been issued as a Letter of Credit hereunder for all purposes hereof.
          (b) Applications. At any time before the Termination Date, the relevant L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or thirty (30) days prior to the Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is also for the account of one of its Subsidiaries, such Subsidiary, for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 3.4 hereof, (ii) before the occurrence of an Event of Default, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless (x) all of the Banks (in the case of clauses (i) and (ii) below) or (y) the Required Banks (in the case of clause (iii) below) instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Agent, at the request or with the consent of the Required Banks, has given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.8.
          (c) The Reimbursement Obligations. Subject to Section 1.8(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:30 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:30 a.m. (Chicago time) on the date when such drawing is to be paid, by the end of such day, in immediately available funds at the Agent’s principal office in Chicago, Illinois or such other office as the Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.8(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.8(d) below.
          (d) The Participating Interests. Each Bank (other than the Bank or Banks acting as an L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Bank (a “Participating Bank”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.8(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit E hereto from the L/C Issuer (with a copy to the Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Agent for the account of the L/C Issuer an amount equal to such Participating Bank’s Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Bank at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date 2 Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Base Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Bank hereunder. The several obligations of the Participating Banks to the L/C Issuer under this Section 1.8 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the L/C Issuer, the Agent, any Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.8 shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Banks under this Section 1.8(e) and all other parts of this Section 1.8 shall survive termination of this Agreement and of all Applications,

Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
          (f) Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days’ advance written notice to the Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Agent shall promptly notify the L/C Issuer of the Agent’s receipt of each such notice and the L/C Issuer shall promptly notify the Agent and the Banks of the issuance of the Letter of Credit so requested.
     Section 1.9. [Reserved].
Section 2. General Provisions Applicable To Loans; Reduction of Commitments.
     Section 2.1. Interest Periods. As provided in Section 1.4(a) and Section 1.7 hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term “Interest Period” means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar month in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following month if such Loan is advanced, continued or created by conversion on the last day of a calendar month), and (b) in the case of Eurodollar Loans, 1, 2 or 3 months thereafter, provided that the initial Borrowing of Eurodollar Loans hereunder may be for an Interest Period of less than one month if agreed upon by all the Banks; provided, however, that:
          (a) any Interest Period for a Borrowing of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;
          (b) for any Borrowing of Eurodollar Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;
          (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
          (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an

Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
     Section 2.2. Maturity of Loans. Each Loan shall mature and become due and payable by the Borrower on the Termination Date.
     Section 2.3. Prepayments. (a) Optional. The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurodollar Loans in an amount not less than $1,000,000, and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 and Section 1.7 hereof remains outstanding) any Borrowing of Eurodollar Loans upon three Business Days’ prior notice to the Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered to the Agent no later than 11:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurodollar Loans, any compensation required by Section 2.4 hereof. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
          (b) Mandatory. [Reserved]
          (ii) The Borrower shall, on any date the Commitments are reduced pursuant to Section 2.5 hereof, prepay the Loans by the amount, if any, necessary to reduce the sum of the aggregate amount of Loans and L/C Obligations then outstanding to the amount to which the Commitments have been so reduced.
          (iii) [Reserved]
          (iv) If after the Third Amendment Effective Date the Borrower or any Subsidiary shall receive Net Cash Proceeds from the issuance of new equity securities (whether common or preferred stock or otherwise), other than (x) equity securities issued pursuant to any employee or director option program benefit plan or compensation program, (y) any issuance by a Subsidiary to the Borrower or another Subsidiary and (z) directors’ qualifying shares, the Borrower shall promptly notify the Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Borrower shall prepay the Obligations in an aggregate amount equal to the Banks’ Pro Rata Share of the amount of such Net Cash Proceeds.
          (v) If after the Third Amendment Effective Date the Borrower or any Subsidiary shall receive any Net Cash Proceeds resulting from the issuance of any Indebtedness, other than Indebtedness permitted by clauses (a), (b), (c), (d) and (e) of Section 8.18 and other than any restructuring of the Indebtedness of the Borrower under this Agreement that does not increase the amount of the Commitments and, without duplication, the aggregate amount of Loans and

L/C Obligations so long as either (x) more than 50% of the Lenders who were parties to this Agreement at the time of such restructuring continue to be Lenders under this Agreement after giving effect to such restructuring, or (y) Lenders having more than 50% of the Commitments under this Agreement at the time of such restructuring continue to be Lenders having more than 50% of the Commitments under this Agreement after giving effect to such restructuring, the Borrower shall promptly notify the Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Borrower shall prepay the Obligations in an aggregate amount equal to the Banks’ Pro Rata Share of such Net Cash Proceeds. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Banks for any breach of Section 8.18 hereof.
          (vi) If after the Third Amendment Effective Date the Borrower or any Subsidiary shall make any Disposition with respect to the Bronto Line of Business, the Borrower shall promptly notify the Agent of the estimated Net Cash Proceeds of such Disposition to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such Disposition, the Borrower shall prepay the Obligations in an aggregate amount equal to the Banks’ Pro Rata Share of such Net Cash Proceeds.
          (vii) Except as otherwise set forth in Section 2.3(b)(vi), if after the Third Amendment Effective Date the Borrower or any Subsidiary shall make any Disposition for which, in aggregate for all Dispositions (but excluding for purposes of such calculation any Disposition described in Section 2.3(b)(vi)) after the Third Amendment Effective Date, the Net Cash Proceeds exceed $5,000,000 (such excess the “Excess Proceeds”), the Borrower shall promptly notify the Agent of the estimated amount of such Excess Proceeds arising from such Disposition to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon receipt by the Borrower or such Subsidiary of such Excess Proceeds, the Borrower shall prepay the Obligations in an aggregate amount equal to the Banks’ Pro Rata Share of such Net Cash Proceeds.
          (viii) On or before each date the Borrower is required to deliver its quarterly financial statement to the Agent pursuant to Section 8.6(a)(ii), the Borrower shall prepay the Obligations in an amount equal to the Banks’ Pro Rata Share of Excess Cash Flow for such fiscal quarter.
          (ix) Not less frequently than on the last Business Day of each calendar week commencing after the Third Amendment Effective Date, the Borrower shall prepay the Obligations in an amount equal to the amount of Excess Domestic Cash at the close of business on the immediately preceding Business Day.
          (c) Excess Offshore Cash Sweep. On the last Business Day of each calendar month commencing after the Third Amendment Effective Date, the Borrower shall cause all Excess Offshore Cash as of the second Business Day immediately preceding the end of such calendar month to be transferred to the Borrower in the United States. Such prepayments shall not reduce the Commitments and may be reborrowed, subject to the terms and conditions of this Agreement.

     Section 2.4. Funding Indemnity for Eurodollar Loans. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank, but in any event excluding any loss of profit) as a result of:
          (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,
          (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.4(a) or Section 1.7 or established pursuant to Section 1.4(c) hereof,
          (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or
          (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent demonstrable error.
     Section 2.5. Commitment Terminations. (a) Voluntary. The Borrower may not voluntarily terminate or reduce the Commitments, except in connection with the payment in full of all Obligations (other than contingent indemnification obligations), the termination of the Commitments and the cancellation or cash-collateralization of all outstanding Letters of Credit in an amount equal to 105% of the stated amount of all outstanding Letters of Credit (or similar arrangement) in a manner satisfactory to the L/C Issuer.
          (b) Mandatory. Any prepayment of the Obligations pursuant to clauses (iv), (v), (vi), (vii) or (viii) of Section 2.3(b) shall, concurrently therewith, ratably reduce the Commitments in an amount equal to the amount of such prepayment. Any reduction of Commitments pursuant to this Section 2.5(b) may be reinstated with the approval of all Banks.
Section 3. Fees.
     Section 3.1. Commitment Fee. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Margin on the average daily Unused Commitments. Such commitment fee is payable in arrears on June 30, 2007, on the last day of each calendar quarter thereafter and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.
     Section 3.2. Agent Fees. The Borrower shall pay to the Agent the fees agreed to between the Agent and the Borrower.
     Section 3.3. Fee Calculations. All fees payable under this Section 3 shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed, other than letter of credit fees under Section 3.4, which shall be computed on the basis of a year of 360 days for the actual number of days elapsed.
     Section 3.4. Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.8 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) each such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, the Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.
     Section 3.5. Audit Fees. The Borrower shall pay to the Agent for its own use and benefit reasonable charges for audits of the Collateral performed by the Agent or its agents or representatives in such amounts as the Agent may from time to time request (the Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default and Event of Default, the Borrower shall not be required to pay the Agent for more than two (2) such audits per calendar year.
Section 4. Place and Application of Payments; Guarantees and Collateral.
     Section 4.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Banks have purchased

Participating Interests or facility fees or letter of credit fees ratably to the Banks in each case to be applied in accordance with the terms of this Agreement. If the Agent causes amounts to be distributed to the Banks in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Bank shall, on demand, repay to the Agent the amount distributed to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Bank and ending on (but excluding) the date such Bank repays such amount to the Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Base Rate in effect for each such day.
          Anything contained herein to the contrary notwithstanding (including, without limitation, Section 2.3(b) hereof) but subject to the terms of the Intercreditor Agreement, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Banks after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Agent and distributed as follows:
          (a) first, to the payment of any outstanding costs and expenses incurred by the Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Credit Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Agent under Section 13.15 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Agent);
          (b) second, to the payment of any outstanding interest with respect to New Money Advances to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
          (c) third, to the payment of principal on Loans and unpaid Reimbursement Obligations, together with amounts to be held by the Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.6 hereof (until the Agent is holding an amount of cash equal to 105% of the then outstanding amount of all such L/C Obligations), in each case with respect to New Money Advances, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
          (d) fourth, to the payment of any other outstanding interest and fees due under the Credit Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
          (e) fifth, to the payment of any other principal on the other Loans, any other unpaid Reimbursement Obligations, together with amounts to be held by the Agent as collateral security for any other outstanding L/C Obligations pursuant to Section 9.6 hereof (until the Agent is holding an amount of cash equal to 105% of the then outstanding amount of all such other L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Banks and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
          (f) sixth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Credit Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
          (g) finally, to the Borrower or whoever else may be lawfully entitled thereto.
     Section 4.2. Guaranties. The payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall at all times be guaranteed by each direct and indirect Domestic Subsidiary of the Borrower pursuant to Section 12 hereof or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Agent, as the same may be amended, modified or supplemented from time to time.
     Section 4.3. Collateral. From and after the dates on which the Borrower and the Guarantors comply with Sections 5.1 and 5.2 of the Third Amendment and subject to the exceptions and exclusions contemplated thereby, the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and the Borrower’s notes issued under the Note Purchase Agreements shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of the Borrower and each Guarantor in substantially all of their personal property, including without limitation their accounts, chattel paper, instruments, documents, general intangibles, letter-of-credit rights, supporting obligations, deposit accounts, investment property, inventory, equipment, fixtures, commercial tort claims, real estate and certain other Property, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that (i) Liens on stock or other equity interests in first-tier Foreign Subsidiaries shall be limited to 66% of the total outstanding voting stock and 100% of the total outstanding non-voting stock of such Foreign Subsidiary and (ii) such grant of collateral shall exclude any collateral where the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby, as reasonably determined by the Collateral Agent. The Borrower acknowledges and agrees that the Liens on the Collateral shall be granted to the Collateral Agent for the benefit of the holders of the Obligations, the Hedging Liability, and the Funds Transfer and Deposit Account Liability and the Borrower’s notes issued under the Note Purchase Agreements and shall be valid and perfected first priority Liens subject, however, to the proviso appearing at the end of the preceding sentence and to Liens permitted by Section 8.9 hereof, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance reasonably satisfactory to the Agent.
     Section 4.4. Liens on Real Property. In the event that the Borrower or any Guarantor owns or hereafter acquires any real property, the Borrower shall notify the Collateral Agent and the Borrower shall, or shall cause such Guarantor to, execute and deliver to the Collateral Agent a mortgage or deed of trust reasonably acceptable in form and substance to the Agent for the purpose of granting to the Collateral Agent (or a security trustee therefor) a Lien on such real property to secure the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, shall pay all taxes, costs, and expenses incurred by the Collateral Agent in recording such mortgage or deed of trust, and shall supply to the Agent at the Borrower’s cost and expense a survey, environmental report, hazard insurance policy, and a mortgagee’s policy of title insurance from a title insurer reasonably acceptable to the Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by Section 8.9 of this Agreement) on the real property encumbered thereby and such other customary instruments, documents, certificates, and opinions reasonably required by the Collateral Agent in connection therewith.
     Section 4.5. Further Assurances. The Borrower agrees that it shall, and shall cause each Guarantor to, from time to time at the reasonable request of the Agent or the Required Banks, execute and deliver such documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Borrower or any Guarantor forms or acquires any other Subsidiary after the date hereof, except as otherwise provided in Sections 4.2 and 4.3 above, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Subsidiary to execute a Guaranty and such Collateral Documents as the Collateral Agent may then reasonably require, and the Borrower shall also deliver to the Agent, or cause such Subsidiary to deliver to the Collateral Agent, at the Borrower’s cost and expense, such other customary instruments, documents, certificates, and opinions reasonably required by the Collateral Agent in connection therewith.
Section 5. Definitions; Interpretation.
     Section 5.1. Definitions. The following terms when used herein have the following meanings:
          “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.
          “Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with their correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and such Subsidiary.
          “Agent” means Bank of Montreal in its capacity as administrative agent hereunder, and any successor pursuant to Section 11.7 hereof.
          “Agreement” means this Second Amended and Restated Credit Agreement, including all exhibits and schedules hereto and the provision titled Withdrawal of Departing Lenders, as the same may be amended, modified or restated from time to time in accordance wit the terms hereof.
          “Applicable Margin” means, with respect to each fiscal quarter indicated below, and with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 3 hereof, the rates per annum shown opposite each such fiscal quarter in accordance with the following schedule:

	Applicable Margin	Applicable Margin
	for Base Rate Loans	for Eurodollar
	under revolving	Loans under	Applicable
	credit and	Revolving Credit	Margin for
	Reimbursement	and Letter of credit	Commitment
Fiscal Quarter Beginning on or about	Obligations shall be:	Fee Shall Be:	Fee Shall Be:
January 1, 2011, and April 1, 2011	2.00%	3.00%	0.50%
July 1, 2011	2.50%	3.50%	0.50%
October 1, 2011	2.75%	3.75%	0.50%
January 1, 2012	3.00%	4.00%	0.50%
April 1, 2012, and for each Fiscal Quarter beginning thereafter	3.25%	4.25%	0.50%
          “Application” is defined in Section 1.8(b) hereof.
          “Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
          “Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.1(f) hereof, or on any updated such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.
          “Bank” and “Banks” means and includes BMO Capital Markets Financing, Inc., and the other financial institutions from time to time party to this Agreement, including each assignee Bank pursuant to Section 13.12 hereof and each new Bank that has executed a Commitment Amount Increase Request in the form attached hereto as Exhibit F or in such other form acceptable to the Agent and that has been accepted by the Borrower and the Agent pursuant to Section 1.9 hereof.
          “Base Rate” is defined in Section 1.2(a) hereof.
          “Base Rate Loan” means a Loan bearing interest prior to maturity at a rate specified in Section 1.2(a) hereof.
          “Borrower” means Federal Signal Corporation, a Delaware corporation.
          “Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is “advanced” on the day Banks advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 1.4(a) or deemed requested pursuant to Section 1.4(c).
          “Bronto Line of Business” means the manufacture, sale and distribution of articulated lift devices and related parts and service for firefighting and commercial applications conducted by the Subsidiary of Borrower, Bronto Skylift O.y. A.b.
          “Business Day” means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank market in London, England.
          “Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP (excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or stored or (b) with awards of condemnation arising from the taking by eminent domain or condemnation of the assets being replaced).
          “Capital Lease” means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.
          “Capitalized Lease Obligations” means, for any Person, the amount of such Person’s liabilities under Capital Leases determined at any date in accordance with GAAP.

          “Change of Control Event” means at any time:
          (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 25% or more in voting power of the outstanding Voting Stock of the Borrower;
          (ii) during any period of twenty-four consecutive months beginning after the date of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Borrower (the “Board") and any new director (other than a director designated by a person who has entered into an agreement with the Borrower to effect a transaction described in clause (i), (iii) or (iv) of this Change of Control Event definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;
          (iii) the stockholders of the Borrower approve a merger or consolidation of the Borrower with any other corporation (other than a merger or consolidation which would result in the Voting Stock of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), at least 51% of the Voting Stock of the Borrower or such surviving entity outstanding immediately after such merger or consolidation); or
          (iv) the stockholders of the Borrower approve a plan of complete liquidation or dissolution of the Borrower or an agreement for the sale or disposition by the Borrower of all or substantially all of the Borrower’s assets; or
          (v) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness aggregating in excess of $10,000,000 shall occur, the effect of which is to cause the acceleration of any issue of such Indebtedness or to enable any holder of such Indebtedness to cause the Borrower or any Subsidiary to repurchase, redeem or retire any such Indebtedness held by it.
For purposes of the definition of Change of Control Event, “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include the Borrower or any Wholly-Owned Subsidiary.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens at any time granted to the Collateral Agent, or any security trustee therefor, by the Collateral Documents.

          “Collateral Agent” means Bank of Montreal, acting as agent for the Agent, the Banks (and their Affiliates with respect to Hedging Liability and Funds Transfer and Deposit Account Liability) and the holders of the Borrower’s notes issued under the Note Purchase Agreements pursuant to a collateral agency agreement to be entered into by the Agent, the L/C Issuer, the Banks and the holders of the Borrower’s notes issued under the Note Purchase Agreements.
          “Collateral Documents” means the Mortgages, the Security Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, the Hedging Liability, and the Funds Transfer and Deposit Account Liability or any part thereof and the Borrower’s notes issued under the Note Purchase Agreements.
          “Commitments” is defined in Section 1.1 hereof.
          “Compliance Certificate” means a certificate in the form of Exhibit B hereto.
          “Consolidated EBITDA” means, for any period, the sum of:
          (a) Consolidated Net Income for such period; plus
          (b) the sum of the following amounts, in each case to the extent that such amounts were deducted in determining Consolidated Net Income, without duplication:
          (i) income and franchise tax expenses;
          (ii) Interest Expense;
          (iii) amounts expensed by the Borrower with respect to a hearing loss settlement in an aggregate amount not to exceed $5,000,000;
          (iv) amortization and depreciation expense and other non-cash charges;
          (v) Transaction Costs;
          (vi) termination value of rate hedging contracts owed by the Borrower, and
          (vii) noncash losses with respect to currency hedges, minus
          (c) the sum of the following amounts, in each case to that such amounts were included in determining Consolidated Net Income, without duplication:
          (i) any gain realized from any asset disposition, including the sale of the Bronto Line of Business,
          (ii) interest income,

          (iii) termination value of rate hedging contracts owed to the Borrower, and
          (iv) noncash gains with respect to currency hedges.
          “Consolidated Net Income” means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.
          “Consolidated Net Worth” means, for any period, the sum of all equity and retained earnings of Borrower and its Subsidiaries, determined in accordance with GAAP on a consolidated basis, but without deducting therefrom (a) any non-cash charges or including therein any non-cash gains resulting from the impact of SFAS No. 87 (Employers’ Accounting for Pensions), or (b) non-cash charges in an aggregate amount not to exceed $200,000,000 relating to the sale, revaluation, closure or disposition of assets, provided that such charges are non-cash charges in the period in which taken and in all future periods, in each case notwithstanding the GAAP treatment of any such charges or gains.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.
          “Controlled Group” means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
          “Core Outstanding Amount” means an amount equal to the aggregate principal amount of Loans and Letters of Credit and L/C Obligations outstanding on the Third Amendment Effective Date after giving effect to the prepayment of the Obligations made on the Third Amendment Effective Date in satisfaction of the condition precedent contained in Section 4.3 of the Third Amendment, minus the amount equal to the sum of all repayments and prepayments of the Loans and Letters of Credit and L/C Obligations made after the Third Amendment Effective Date that result in a corresponding termination of the Commitments pursuant to Section 2.5(b) hereof.
          “Credit Documents” means this Agreement, the Notes, the Applications, the Collateral Documents, each Subsidiary Guaranty Agreement delivered to the Agent pursuant to Section 8.1 hereof, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
          “Credit Event” means the advancing of any Loan, or the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

          “Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
          “Departing Bank” means Harris N.A.
          “Disposition” means the sale, lease, conveyance or other disposition of Property, other than any sale or other disposition permitted by Sections 8.11(a)(4)(a), (b) and (d) hereof.
          “Domestic Subsidiary” means each Subsidiary of the Borrower which is organized under the laws of the United States of America or any State thereof and which has a net worth of greater than $100,000.
          “Elgin Sweeper” means Elgin Sweeper Company, a Delaware corporation, and its successors and assigns.
          “E-One” means E-One, Inc., a Delaware corporation, and its successors and assigns.
          “E-One New York” means E-One New York, Inc., a New York corporation, and its successors and assigns.
          “Effective Date” means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Agent) and the documents required by Section 7.1 hereof.
          “Eligible Assignee” means (a) a Bank, (b) an Affiliate of a Bank, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Agent, (ii) in the case of any assignment of a Commitment, the L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any Guarantor or any of the Borrower’s or such Guarantor’s Affiliates or Subsidiaries.
          “Environmental and Health Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.
          “ERISA” is defined in Section 6.8 hereof.

          “Eurodollar Loan” means a Loan bearing interest prior to maturity at the rate specified in Section 1.2(b) hereof.
          “Event of Default” means any of the events or circumstances specified in Section 9.1 hereof.
          “Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the Commitments as then in effect exceed (b) the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding.
          “Excess Cash Flow” means, for any period the same is to be determined, the difference between Consolidated EBITDA for such period, minus the sum of Interest Expense, scheduled principal payments, cash taxes, cash dividends and Capital Expenditures, in each case paid in accordance with this Agreement during such period, and plus, commencing with the fiscal quarter ending October 1, 2011, the aggregate amount of cash increases resulting solely from decreases in the Borrower’s working capital accounts in the ordinary course of business during such period.
          “Excess Domestic Cash” means, on any date the same is to be determined, the amount by which cash and cash equivalents held by the Borrower and its Subsidiaries in the United States exceeds $5,000,000, including without limitation any Excess Offshore Cash that has been transferred to the United States.
          “Excess Offshore Cash” means, on any date the same is to be determined, the amount by which cash and cash equivalents held by the Borrower and its Subsidiaries outside of the United States exceeds $5,000,000.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Existing Letter of Credit” means each Letter of Credit listed on Schedule 1.8 hereto and outstanding on the Third Amendment Effective Date.
          “Federal Funds Rate” means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate in Section 1.2(a) hereof.
          “Financial Advisor” means Huron Consulting or such other financial advisor as approved in writing by the Agent
          “Financial Letter of Credit” shall mean any standby letter of credit which represents an irrevocable obligation to the beneficiary on the part of the issuer of such letter of credit (i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary and any other standby letter of credit which is not a Performance Letter of Credit.

          “Financial Services Assets” means, for any period, to the extent included in the amount set forth as “Financial Services Activities – Lease financing and other receivables” in the consolidated balance sheet of the Borrower and its Subsidiaries as of its most recently completed fiscal quarter, any lease contracts and installment financing contracts held by the Borrower or any Subsidiary, but only as to such lease contracts, if and to the extent such lease contract was created by the Borrower or such Subsidiary in the normal course of business and was not acquired from another Person.
          “Financial Services Assets – Municipal Leases” means all Financial Services Assets which are leases or installment financing contracts with respect to which payments of interest, discount or imputed interest (however characterized) are exempt from U.S. federal income tax due to the municipal or other tax-exempt status of the lessee or other obligor thereon.
          “Financial Services Assets – Other than Municipal Leases” means all Financial Services Assets other than Financial Services Assets – Municipal Leases.
          “Financial Services Debt” means, for any period, to the extent included in the amount set forth as “Financial Services Activities – Borrowings” in the consolidated balance sheet of the Borrower and its Subsidiaries as of its most recently completed fiscal quarter, all liabilities supporting Financial Services Assets.
          “Financial Services Debt – Municipal Leases” means all Financial Services Debt supporting Financial Services Assets – Municipal Leases.
          “Financial Services Debt – Other than Municipal Leases” means all Financial Services Debt other than Financial Services Debt – Municipal Leases.
          “Financial Services Equity” means, for any period, Financial Services Assets less Financial Services Debt.
          “Fitch” means Fitch, Inc.
          “Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
          “Free Cash Flow” means, with respect to any period, the Excess Cash Flow for such period without giving effect to any dividends paid with respect to the Borrower’s stock or other equity interests less the aggregate amount of cash increases resulting solely from decreases in the Borrower’s working capital accounts in the ordinary course of business during such period to the extent included in Excess Cash Flow.
          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “Funds Transfer and Deposit Account Liability” means the liability of the Borrower or any Guarantor owing to any of the Banks, or any Affiliates of such Banks, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of the Borrower and/or any Guarantor now or hereafter maintained with any of the Banks or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other deposit, disbursement, and cash management services afforded to the Borrower or any Guarantor by any of such Banks or their Affiliates, and (d) any corporate charge card, purchase card or similar payment programs afforded to the Borrower or any Guarantor by any of the Banks or any Affiliates of such Banks.
          “GAAP” means subject to Section 5.2 hereof accounting principles as in effect from time to time generally accepted in the United States, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower’s consolidated financial statements furnished to the Banks as described in Section 6.4 hereof.
          “Guarantor” means each Domestic Subsidiary of the Borrower that is a signatory hereto or that executes and delivers to the Agent a Subsidiary Guaranty Agreement in the form of Exhibit C hereto along with the accompanying closing documents required by Section 7.1 hereof.
          “Guaranty” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the “primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof, but specifically excluding any obligations of the Borrower or any Subsidiary to return, refund or apply to a purchase (or guaranteeing any such obligations to return, refund or apply to a purchase) any cash deposit placed with the Borrower or any Subsidiary for the purchase of inventory of the Borrower or any Subsidiary in the event that, in the case of such obligations to return or refund such deposit, such purchase is not consummated. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.
          “Hazardous Material” means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance regulated as “hazardous” or “toxic” pursuant to any Environmental and Health Law.
          “Hedging Liability” means the liability of the Borrower or any Subsidiary of the Borrower to any of the Banks, or any Affiliates of such Banks, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Borrower or such Subsidiary of the Borrower, as the case may be, may from time to time enter into with any one or more of the Banks party to this Agreement or their Affiliates.
          “Indebtedness” means and includes, the sum of all indebtedness of the Borrower on a consolidated basis (without duplication) with respect to (i) borrowed money; (ii) the aggregate amount of Capital Lease Obligations; (iii) all indebtedness secured by any Lien or security interest on any Property; (iv) all indebtedness representing the deferred purchase price of Property or services, excluding trade payables in the ordinary course of business; (v) Financial Letters of Credit; and (vi) direct Guaranties and indemnities in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, liabilities, obligations or indebtedness of any other Person of the kinds referred to in clauses (i) through (v) above.
          “Inactive Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States of America or any State thereof and that has a net worth not greater than $100,000.
          “Intercreditor Agreement” means (a) that certain Amended and Restated Intercreditor Agreement dated as of May 17, 2003, as amended and in effect from time to time, among certain creditors of the Borrower relating to the sharing of guaranty payments received by such creditors, and (b) the Intercreditor Agreement entered into pursuant to Section 3 of the Third Amendment.
          “Interest Expense” means, for any period, interest expense excluding any interest expense not payable in cash (such as, for example, amortization of discount and amortization of debt issuance costs) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
          “Interest Income” means interest income on Financial Services Assets.
          “Interest Period” is defined in Section 2.1 hereof.
          “L/C Issuer” means (i) Harris N.A., with respect to the Existing Letters of Credit shown on Schedule 1.8 as having been issued by Harris, (ii) the Agent, or (iii) any other Bank requested by the Borrower and approved by the Agent in its sole discretion, that issues any Letter of Credit pursuant to this Agreement.
          “L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

          “L/C Sublimit” means $35,000,000, as reduced pursuant to the terms hereof.
          “Lending Office” is defined in Section 10.4 hereof.
          “Letter of Credit” is defined in Section 1.8(a) hereof.
          “LIBOR” is defined in Section 1.2(b) hereof.
          “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a “Lien.”
          “Loan” means any Revolving Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a “type” of Loan hereunder.
          “Material Subsidiary” shall mean, at any particular time, any Subsidiary of the Borrower whose assets (including the consolidated assets of Subsidiaries of such Subsidiary) represent more than five percent (5%) of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, at such time.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgages” means, collectively, each mortgage executed and delivered by the Borrower or a Guarantor to the Collateral Agent pursuant to Section 5.2 of the Third Amendment and any other mortgages or deeds of trust delivered to the Collateral Agent pursuant to Section 4.4 hereof, as the same may be amended, modified, supplemented or restated from time to time.
          “New Money Advances” means any and all Loans, Letters of Credit and L/C Obligations in an aggregate principal amount in excess of the Core Outstanding Amount.
          “Net Cash Proceeds” means, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable and customary direct costs (including, without limitation, out-of-pocket fees, commissions and expenses) relating to such Disposition and (ii) income, sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and, (b) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting discounts and commissions, commitment and other fees and expenses incurred and paid in cash as a direct result thereof.
          “Notes” means and includes the Revolving Notes.
          “Note Purchase Agreement” means any of (i) that certain Note Purchase Agreement, dated as of June 1, 1999, by and among the Borrower and each of the purchasers named in Schedule A thereto, as supplemented by a First Supplement dated as of May 15, 2001 by and among the Borrower and each of the purchasers named in Schedule A thereto, a Second Supplement dated as of November 15, 2001 by and among the Borrower and each of the purchasers named in Schedule A thereto and a Third Supplement dated as of December 1, 2002 by and among the Borrower and each of the purchasers named in Schedule A thereto and as amended by that certain Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (the “Global Amendment”) and (ii) that certain Master Note Purchase Agreement, dated as of June 1, 2003, by and among the Borrower and the purchasers named in Schedule A thereto, as amended by the Global Amendment, in each case, as the same may be amended, modified, supplemented or restated from time to time; and “Note Purchase Agreements” means all such agreements collectively.
          “Obligations” means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans, all Reimbursement Obligations owing under the Applications, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.
          “Percentage” means, for each Bank, the percentage of the Commitments represented by such Bank’s Commitment or, if the Commitments have been terminated, the percentage held by such Bank of the aggregate principal amount of all outstanding Obligations.
          “Performance Letter of Credit” shall mean any standby letter of credit which represents an irrevocable obligation to the beneficiary on the part of the issuer of such letter of credit to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.
          “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.
          “Plan” means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
          “PBGC” is defined in Section 6.8 hereof.

          “Pricing Date” is defined in the definition of “Applicable Margin” in this Section 5.
          “Pro Rata Share” means, with respect to a mandatory prepayment hereunder, (i) 85.8051% with respect to the Banks and the Obligations, and (ii) 14.1949% with respect to the notes outstanding under the Note Purchase Agreements.
          “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.
          “Reimbursement Obligation” is defined in Section 1.8(c) hereof.
          “Required Banks” means, as of the date of determination thereof, three or more Banks holding more than 50% of the Percentages.
          “Reserve Percentage” is defined in Section 1.2(b) hereof.
          “Revolving Credit” is defined in the introduction hereto.
          “Revolving Loan” is defined in Section 1.1 hereof.
          “Revolving Note” is defined in Section 1.6(a) hereof.
          “S&P” means Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
          “SEC” means the Securities and Exchange Commission.
          “Security” has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.
          “Security Agreement” means the security agreement executed and delivered by the Borrower and the Guarantors to the Collateral Agent pursuant to Section 5.1 of the Third Amendment, as the same may be amended, modified, supplemented or restated from time to time.
          “Set-Off” is defined in Section 13.7 hereof.
          “Significant Guarantors” means the following Guarantors: E-One, Inc., Vactor Manufacturing, Inc., Elgin Sweeper Company, Dayton Progress Corporation, P.C.S. Company Federal APD Incorporated, PIPS Technology, Inc. and/or Federal Signal Technologies, LLC.
          “Subsidiary” means, as to the Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.
          “Subsidiary Guaranty” means the guaranty by a Guarantor of the Obligations and Hedging Liability pursuant to the terms of Section 12 hereof.
          “Subsidiary Guaranty Agreement” means a letter to the Agent in the form of Exhibit C hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 12 hereof.
          “Termination Date” means April 25, 2012.
          “Third Amendment” means the Third Amendment and Waiver to Second Amended and Restated Credit Agreement dated as of March 15, 2011, among the Borrower, the Guarantors, the Agent and the Required Banks.
          “Third Amendment Effective Date” means March 15, 2011.
          “Total Indebtedness/Capital Ratio” means, as of any time, the ratio of (i) Indebtedness less Financial Services Debt to (ii) the sum of (x) Indebtedness less Financial Services Debt plus (y) Consolidated Net Worth less Financial Services Equity.
          “Transaction Costs” means all transaction fees, charges and other amounts related to the Third Amendment, the Global Amendment of the Note Purchase Agreements, the provision of collateral and the fees and expenses of financial advisors (including without limitation any amendment, waiver and other financing fees, legal fees and expenses, due diligence costs, costs and expenses and any other fees, costs and expenses in connection with any of the foregoing).
          “Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
          ”Unused Commitments” means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Loans and L/C Obligations.
          “U.S. Dollars” and “$” each means the lawful currency of the United States of America.
          “Vactor Manufacturing” means Vactor Manufacturing, Inc., an Illinois corporation.
          “Voting Stock” of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

          “Welfare Plan” means a “welfare plan”, as defined in Section 3(1) of ERISA.
          “Wholly-Owned” when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors’ qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.
     Section 5.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement; provided, however, that if any change in GAAP would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 8 or any definition related thereto, then the Borrower, the Agent and the Banks will negotiate in good faith to amend in accordance with the terms of this Agreement all such covenants and definitions as would be affected by such change in GAAP to the extent necessary to maintain the economic terms of such covenants as in effect under this Agreement immediately prior to giving effect to such changes in GAAP; provided further, however, that until the amendment of such covenants and definitions shall have been agreed upon by the Borrower and the Required Banks, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any such covenant shall be construed in accordance with GAAP as in effect immediately prior to such change in GAAP and consistently applied.
Section 6. Representations and Warranties.
          The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:
     Section 6.1. Corporate Organization and Authority. The Borrower is duly organized and existing in good standing under the laws of the State of Delaware, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would materially and adversely affect the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.
     Section 6.2. Subsidiaries. Schedule 6.2 (as updated from time to time pursuant to Section 8.1 hereto) identifies each Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and if applicable, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a material adverse effect on the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable except as set forth on Schedule 6.2 hereto. All such shares owned by the Borrower are owned beneficially, and of record, free of any Lien other than the Liens granted in favor of the Collateral Agent pursuant to the Collateral Documents and Liens permitted by Section 8.9. Each Domestic Subsidiary is a Guarantor except those Subsidiaries established or acquired after the date hereof that have not yet been required to become Guarantors pursuant to Section 8.1 hereof. Schedule 6.2 (as updated from time to time pursuant to Section 8.1 hereto) identifies each Inactive Domestic Subsidiary.
     Section 6.3. Corporate Authority and Validity of Obligations. The Borrower has full corporate power and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to grant to the Agent the Liens described in the Collateral Documents executed by the Borrower, to issue its Notes in evidence thereof, and to perform all of its obligations under the Credit Documents to which it is a party. Each Guarantor has full right and authority to enter into this Agreement as a signatory hereto or pursuant to a Subsidiary Guaranty Agreement, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, to grant to the Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations hereunder. Each Credit Document to which the Borrower or any Guarantor is a party has been duly authorized, executed and delivered by the Borrower or such Guarantor, as the case may be, and constitutes a valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms, subject to general principles of equity and bankruptcy, reorganization, insolvency and similar laws of general application to enforcement of creditors’ rights. No Credit Document, nor the performance or observance by the Borrower or any Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or any Guarantor or (individually or in the aggregate) any material Contractual Obligation of or affecting the Borrower or any Guarantor or any of their respective Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower or any Guarantor other than the Liens granted in favor of the Agent pursuant to the Collateral Documents and Liens permitted by Section 8.9.
     Section 6.4. Financial Statements. The audited financial statements heretofore delivered to the Banks showing historical performance of the Borrower for the Borrower’s fiscal year ending on December 31, 2006, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no contingent liabilities reasonably expected to be material other than those disclosed in such financial statements referred to in this Section 6.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since December 31, 2010, there has been no material adverse change in the business, operations, Property or financial condition of the Borrower and its Subsidiaries on a consolidated basis.
     Section 6.5. No Litigation; No Labor Controversies. (a) Except as set forth on Schedule 6.5 (as amended from time to time in accordance with the provisions hereof) or in the Borrower’s Forms 10-Q and 10-K filed with the SEC or its other filings with the SEC, there is no litigation or governmental proceeding pending, threatened, against the Borrower or any Subsidiary which could be reasonably expected to be adversely determined and if adversely determined, would (individually or in the aggregate) materially adversely affect the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.
     (b) Except as set forth in the Borrower’s Forms 10-Q and 10-K filed with the SEC or its other filings with the SEC, there are no labor controversies pending or, to the best knowledge of the Borrower or any Guarantor, threatened against the Borrower or any Subsidiary which could (insofar as the Borrower may reasonably foresee) materially adversely affect the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.
     Section 6.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided and except where the failure to file is being promptly remedied and is not reasonably expected to result in any liability material in any respect to the Borrower and its Subsidiaries taken as a whole. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower and its Subsidiaries on a consolidated basis taken as a whole. To the Borrower’s knowledge, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.
     Section 6.7. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary for the valid execution, delivery or performance by the Borrower or any Subsidiary of any Credit Document to which it is a party.
     Section 6.8. ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation (“PBGC”) or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.
     Section 6.9. Government Regulation. Neither the Borrower nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 6.10. Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (“margin stock” to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Borrower will not use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.
     Section 6.11. Licenses and Authorizations; Compliance with Environmental and Health Laws. (a) Except as set forth on Schedule 6.11 (as amended from time to time in accordance with the provisions hereof), to the Borrower’s knowledge, the Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted except to the extent the failure to maintain such licenses, permits and authorizations would not have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole.
          (b) To the best of the Borrower’s knowledge, the business and operations of the Borrower and each Subsidiary comply in all respects with all applicable Environmental and Health Laws, except where the failure to so comply would not (individually or in the aggregate) have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole.
          (c) Except as set forth on Schedule 6.11 (as amended from time to time in accordance with the provisions hereof), neither the Borrower nor any Subsidiary has received any written notice, citation, order, complaint, claim or demand from any governmental entity or in connection with any court proceeding which could reasonably be expected to have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole claiming that: (i) the Borrower or any Subsidiary has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, into the environment of Hazardous Materials from the Borrower’s or any Subsidiary’s Property; (iii) the Borrower or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of the Borrower’s or any Subsidiary’s Property are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of Hazardous Materials.
     Section 6.12. Ownership of Property; Liens. The Borrower and each Subsidiary has good title to, or valid leasehold interests in, its assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Agent and the Banks (except for dispositions of assets permitted under Section 8.11 hereof), subject to no Liens other than Liens permitted by Section 8.9 hereof.
     Section 6.13. No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) materially adversely affects the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default materially adversely affects the business, operations, Property or financial condition of the Borrower and its Subsidiaries taken as a whole.
     Section 6.14. Full Disclosure. Taken as a whole, all written information heretofore furnished by the Borrower or any Guarantor to the Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such written information hereafter furnished by the Borrower or any Guarantor to the Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified; provided, however, that the projections and pro forma financial information contained in such materials are, and will be, based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date such projections and pro forma financial information are stated.
     Section 6.15. Solvency of Guarantors. After giving effect to the transactions contemplated herein, (i) the present fair salable value of the assets of each Guarantor is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) each Guarantor has received reasonably equivalent value for executing and delivering the Credit Agreement or Subsidiary Guaranty Agreement, (iii) the property remaining in the hands of each Guarantor is not an unreasonably small capital, and (iv) each Guarantor is able to pay its debts as they mature.
     Section 6.16. Not a Tax Shelter Transaction. The Borrower does not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.
     Section 6.17. No Default. No Default or Event of Default has occurred and is continuing.
Section 7. Conditions Precedent.
     The obligation of each Bank to advance, continue, or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

     Section 7.1. Initial Credit Event. Before or concurrently with the initial Credit Event:
          (a) The Agent shall have received, addressed to each Bank, one original of the favorable written opinion of Jennifer L. Sherman, in-house general counsel to the Borrower, covering the Borrower and all of the Guarantors and in form and substance satisfactory to the Agent and the Banks (copies of which will be provided by the Agent to each Bank);
          (b) The Agent shall have received (i) the Certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) its Articles of Incorporation and all amendments thereto, and (B) the Borrower’s bylaws (or comparable constituent documents) and any amendments thereto, all in form and substance satisfactory to the Agent and its counsel, and (ii) a certificate of good standing of the Borrower certified as of a date not earlier than 20 days prior to the date hereof by the appropriate governmental officer of the Borrower’s jurisdiction of incorporation (copies of all such documents to be provided by the Agent to each Bank);
          (c) For each Significant Guarantor, the Agent shall have received (i) a Certificate of an Authorized Officer of such Significant Guarantor certifying that since June 6, 2003, (A) there have been no changes to its Articles of Incorporation or other charter document, and (B) there have been no changes to its bylaws (or comparable constituent documents), such Certificate to be in form and substance satisfactory to the Agent and its counsel, and (ii) a certificate of good standing of such Significant Guarantor certified as of a date not earlier than 20 days prior to the date hereof by the appropriate governmental officer of such Significant Guarantor’s jurisdiction of organization;
          (d) The Agent shall have received one original of resolutions of the Borrower’s and each Guarantor’s Board of Directors authorizing the execution and delivery of the Credit Documents to which it is a party on the Effective Date and the consummation of the transactions contemplated thereby, certified in each instance by its Secretary or Assistant Secretary (copies of all such documents to be provided by the Agent to each Bank);
          (e) The Agent shall have received for each Bank such Bank’s duly executed Revolving Note, and for the Swing Line Lender, the duly executed Swing Note, of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.6(a) and (b) hereof, respectively;
          (f) The Agent shall have received for each Bank a list of the Borrower’s Authorized Representatives;
          (g) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks;

          (h) The Agent shall have received a certificate by the chief financial officer, treasurer or corporate controller of the Borrower, stating that on the date of such initial Credit Event no Default or Event of Default has occurred and is continuing (copies of such certificate to be provided by the Agent to each Bank);
          (i) The Agent shall have received five-year projected financial statements of the Borrower in form and substance satisfactory to the Agent;
          (j) No material adverse change shall have occurred in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, and its Subsidiaries, taken as a whole, or any Guarantor from that reflected in its financial statements for the fiscal year ended December 31, 2006; and
          (k) The Borrower shall have paid (or shall pay concurrently with the initial Credit Event hereunder) all obligations outstanding under the Existing Agreement.
It is understood and agreed that all of the foregoing conditions were satisfied or waived on the Effective Date.
     Section 7.2. All Credit Events. As of the time of each Credit Event hereunder:
          (a) In the case of a Borrowing, the Agent shall have received the notice required by Section 1.4 hereof (including any deemed notice under Section 1.4(c)), in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 3.4 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, the L/C Issuer shall have received a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 3.4 hereof;
          (b) Each of the representations and warranties set forth in Section 6 hereof shall be and remain true and correct in all material respects as of said time, taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date and except that the representations contained in Section 6.4 shall be deemed to refer to the audited financial statements of the Borrower for the fiscal year ended December 31, 2010, or, once delivered to the Agent the audited financial statements of the Borrower for the fiscal year ended December 31, 2011;
          (c) The Borrower’s request for such Credit Event shall be in full compliance with all of the relevant terms and conditions of Sections 1 and 2 hereof, no Default or Event of Default shall have occurred and be continuing or would occur or is reasonably likely to occur as a result of such Credit Event, and after giving effect to such Credit Event, the aggregate outstanding principal amount of Indebtedness of the Borrower shall not exceed any limit set forth in any board of directors’ resolution authorizing the Borrower’s incurrence of the Indebtedness incurred in such Credit Event; and
          (d) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).
     Any request for a Borrowing of Loans hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, above.
Section 8. Covenants.
     The Borrower covenants and agrees that, so long as any Loan is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:
     Section 8.1. Corporate Existence; Subsidiaries. (a) The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 8.11 hereof.
     (b) Once during each fiscal year of the Borrower, on a date not earlier than the date the Borrower is required to make available its annual audited financial statements pursuant to Section 8.6(a)(ii) hereof and not later than the date fifteen Business Days thereafter, the Borrower shall, unless the Required Banks otherwise agree, (i) cause each Domestic Subsidiary which has not theretofore become a Guarantor to execute a Subsidiary Guaranty Agreement, (ii) cause to be delivered to the Agent an opinion of counsel to each such Domestic Subsidiary which has not theretofore become a Guarantor relating to its existence and standing and the authorization for, execution and delivery of, and validity of such Subsidiary’s obligations under the Subsidiary Guaranty Agreement in form and substance satisfactory to the Agent, (iii) cause to be delivered to the Agent certified copies of resolutions of the Board of Directors of each such Domestic Subsidiary which has not theretofore become a Guarantor relating to its authorization to enter into such Subsidiary Guaranty Agreement, (iv) if such Domestic Subsidiary which has not theretofore become a Guarantor is a Material Subsidiary, cause to be delivered to the Agent certified copies of the articles or certificate of incorporation, charter, by-laws, partnership certificate and agreement, operating agreement, or other constitutive documents of such Domestic Subsidiary, and (v) deliver an updated Schedule 6.2 showing all then-existing Subsidiaries of the Borrower. In addition to the required annual actions described in the preceding sentence, the Borrower may at any time cause any Domestic Subsidiary which has not theretofore become a Guarantor to become a Guarantor by causing to be taken (with respect to such Domestic Subsidiary only) the actions described in the foregoing clauses (i) through (iv).

     (c) Upon acquiring or forming any Inactive Domestic Subsidiary, or upon any Domestic Subsidiary becoming an Inactive Domestic Subsidiary, the Borrower shall deliver an updated Schedule 6.2 showing all then-existing Inactive Domestic Subsidiaries of the Borrower.
     Section 8.2. Maintenance. The Borrower will maintain, preserve and keep its plants, properties and equipment deemed by it necessary to the proper conduct of its business in reasonably good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it; provided, however, that nothing in this Section 8.2 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its business or the business of its Subsidiary.
     Section 8.3. Taxes. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.
     Section 8.4. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries’ intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries under any post-retirement Welfare Plan benefit. The Agent will promptly distribute to each Bank any notice it receives from the Borrower pursuant to this Section 8.4.
     Section 8.5. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with reputable and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against law or damage from such risks and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto), as are insured by Persons similarly situated and operating like Properties and shall insure such other hazards and risks (including employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain and cause each Guarantor to maintain insurance on the Collateral to the extent required by the

Collateral Documents. The Borrower will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 8.5.
     Section 8.6. Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Agent may reasonably request (each Bank to have the right to require the Agent make such request); and without any request, the Borrower will furnish each of the following to the Agent, with sufficient copies for each Bank (which the Agent shall promptly distribute to each Bank) or, in lieu of furnishing any such item to the Agent, may at such time notify the Agent that such item has been posted to a website maintained by or on behalf of the Borrower and accessible to all of the Banks, such notification to inform the Agent of any information necessary to allow the Banks to access such item:
          (i) within 30 days after the end of each fiscal month, a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of such fiscal month and the unaudited consolidated and consolidating statements of income, retained earnings, and sources and uses of cash of the Borrower and its Subsidiaries for the month and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP with respect to the consolidated balance sheet, statements of income, retained earnings and sources and uses of cash only (subject to the absence of footnote disclosures, normal quarter-end adjustments and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Agent;
          (ii) within 45 days after the end of each quarterly fiscal periods of the Borrower, a copy of the Borrower’s Form 10-Q Report filed with the SEC;
          (iii) within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s Form 10-K Report filed with the SEC, prepared by the Borrower and containing as an Exhibit thereto the Borrower’s financial statements for such fiscal year as certified by independent public accountants of recognized national standing selected by the Borrower with such accountants’ unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports (other than SEC Form 3, Form 4, Form 5, Form S-8 or similar administrative reports) and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchanges;
          (v) updated Schedules 6.5 and 6.11 along with the financial statements delivered under subsection (ii) or (iii) above, as applicable, for any calendar quarter during which there is a change in any of the facts specified in such Schedules 6.5 and 6.11 hereto, as then most recently updated;
          (vi) on the second Business Day following the end of each calendar week, the Borrower shall deliver to the Agent an actual cash to cash summary for the immediately preceding week and a cash to cash forecast for the immediately succeeding thirteen (13) calendar week period;
          (vii) not later than April 1, 2011, and on a bi-weekly basis thereafter, the Borrower shall deliver or cause to be delivered to the Agent a written report prepared by the Financial Advisor in form, content and substance reasonably satisfactory to the Agent; and
          (viii) not later than each December 31, the Borrower shall deliver to the Agent a statement of projected cash flows for the immediately succeeding fiscal year of the Borrower.
     (b) Each financial statement furnished to the Agent pursuant to subsection (a)(i), (a)(ii), and (a)(iii) of this Section 8.6 shall be accompanied by (A) a written certificate signed by the Borrower’s chief financial officer, corporate controller or treasurer to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same; and (B) a Compliance Certificate in the form of Exhibit B hereto showing the Borrower’s compliance with the covenants set forth in Sections 8.14, 8.15, 8.16, 8.17, 8.20 and 8.27 hereof. The Agent shall promptly after its receipt furnish copies of such certificates to each Bank. In the event the Borrower is no longer required to file Form 10-Q and 10-K Reports with the SEC, the Borrower will nevertheless furnish to the Banks at the time hereinabove set forth all the financial and other information that would have comprised such filings.
     (c) The Borrower will promptly (and in any event within three Business Days after an executive officer of the Borrower has knowledge thereof) give notice to the Agent (which shall in turn provide a copy thereof to each Bank):
          (i) of the occurrence of any Change of Control Event, Default or Event of Default;

          (ii) of any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for a default or event of default which is not reasonably expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries on a consolidated basis;
          (iii) of a material adverse change in the business, operations, Property or financial condition of the Borrower and its Subsidiaries on a consolidated basis; and
          (iv) of any litigation or governmental proceeding of the type described in Section 6.5 hereof.
     Section 8.7. Bank Inspection Rights. The Borrower will permit the Agent (and such Persons as the Agent may designate, which may include representatives of any one or more Banks if they accompany the Agent) during normal business hours to visit and inspect, under the Borrower’s guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and, with the consent of Borrower (which consent shall not be unreasonably withheld), independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Agent agrees to use reasonable efforts to coordinate its visits and inspections under this Section with the other Banks. The Banks acknowledge that any information disclosed to them pursuant to this Section 8.7 will be held by them subject to the provisions of Section 13.20 hereof.
     Section 8.8. Conduct of Business. Neither the Borrower nor any Subsidiary will engage in any line of business if, as a result, the general nature of the business of the Borrower and its Subsidiaries taken as a whole would be substantially changed from that conducted on the date hereof.
     Section 8.9. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 8.9 shall not apply to nor operate to prevent:
          (a) Liens arising by operation of law in connection with worker’s compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

          (b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;
          (c) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;
          (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review, provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries at any time outstanding secured by such Liens shall not exceed 5% of Consolidated Net Worth (as of the end of the most recently completed fiscal quarter of the Borrower); and
          (e) Liens upon any Property acquired by the Borrower or any Subsidiary of the Borrower to secure any Indebtedness of the Borrower or any Subsidiary incurred at the time of the acquisition of such Property to finance the purchase price of such Property, provided that any such Lien shall apply only to the Property that was so acquired and the aggregate principal amount of Indebtedness at any time outstanding, secured by such Liens, when taken together with the aggregate amount of liabilities and indebtedness secured by Liens as permitted under Sections 8.9(h), (i) and (l) hereof, shall not exceed 5% of the Borrower’s consolidated assets as determined in accordance with GAAP; and
          (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;
          (g) Liens existing on the date hereof and listed on Schedule 8.9 hereto;
          (h) any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Subsidiary, provided that such Lien is not created in contemplation of or in connection with such acquisition and the aggregate principal amount of Indebtedness at any time outstanding, secured by such Liens, when taken together with the aggregate amount of liabilities and indebtedness secured by Liens as permitted under Sections 8.9(e), (i) and (l) hereof, shall not exceed 5% of the Borrower’s consolidated assets as determined in accordance with GAAP;
          (i) any Lien created pursuant to a Capitalized Lease Obligation, provided that (i) the Indebtedness represented by such Capitalized Lease Obligation does not exceed 100% of the lesser of the cost or fair market value of the leased property at the time of such lease, (ii) such Lien does not apply to any other Property of the Borrower or its Subsidiaries (other than proceeds (including insurance proceeds) of the Property subject to such Lien) and (iii) the aggregate amount of such Capitalized Lease Obligations, when taken together with the aggregate amount of liabilities and indebtedness secured by Liens as permitted under Sections 8.9(e), (h) and (l) hereof shall not exceed 5% of the Borrower’s consolidated assets as determined in accordance with GAAP;
          (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (i), inclusive, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced;
          (k) [Reserved];
          (l) Liens not otherwise permitted under this Section 8.9 on Property (other than (i) shares of stock in any Wholly-Owned Subsidiary, (ii) receivables, inventory and similar working capital assets and (iii) patents, trademarks and similar intangibles) that (A) secure Indebtedness that, when taken together with the aggregate amount of liabilities and indebtedness secured by Liens as permitted under Sections 8.9(e), (h) and (i) hereof, is in an aggregate outstanding principal amount not exceeding 5% of the Borrower’s consolidated assets as determined in accordance with GAAP, and (B) were created prior to the Third Amendment Effective Date; and
          (m) Liens granted in favor of the Collateral Agent pursuant to the Collateral Documents.
     Without limiting the generality of the foregoing, the Borrower shall not subject to any Lien, other than involuntary Liens described in Section 8.9(a) — (d) hereof, sell, transfer or otherwise dispose of any shares of capital stock in any Guarantor, or any Indebtedness of any Guarantor, in each case except to a Wholly-Owned Domestic Subsidiary.
     Section 8.10. Use of Proceeds; Regulation U. The proceeds of each Borrowing will be used by the Borrower to finance capital expenditures and Acquisitions permitted hereby, for working capital, repayment of other Indebtedness, and other general corporate purposes. The Borrower shall not use any part of the proceeds of any of the Borrowings directly or indirectly to purchase or carry any margin stock (as defined in Section 6.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
     Section 8.11. Mergers, Consolidations and Sales of Assets. (a) The Borrower will not, and will not permit any of its Subsidiaries to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose (including by means of sale leaseback) of all or any part of the Property of the Borrower or its Subsidiaries; provided, however, that:
          (1) any Subsidiary of the Borrower may merge or consolidate with or into or sell, lease or otherwise convey all or a substantial part of its assets to the Borrower or any Domestic Subsidiary of which the Borrower holds at least the same percentage equity ownership; provided that (x) in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation, and (y) at the time of any such transaction, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
          (2) any Subsidiary of the Borrower may consolidate or merge with any other Person (including the Borrower); provided that (x) in the case of such a transaction involving the Borrower, the Borrower is the surviving or continuing corporation or in any other case, if the surviving corporation is a Domestic Subsidiary of the Borrower, and (y) at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
          (3) [Reserved];
          (4) this Section shall not apply to nor operate to prevent:
          (a) the sale or lease of inventory in the ordinary course of business;
          (b) the sale, transfer, lease or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;
          (c) the sale, transfer, lease or other disposition of surplus assets;
          (d) the sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary aggregating for the Borrower and its Subsidiaries not more than $1,000,000 during any fiscal year of the Borrower; and
          (e) the sale of the Bronto Line of Business, provided that the Borrower has first obtained the consent of the Required Banks.

          (b) The Borrower will not sell, transfer or otherwise dispose of any shares of capital stock in any Guarantor, or any Indebtedness of any Guarantor, in each case except (i) to a Wholly-Owned Domestic Subsidiary which is or concurrently with such transaction becomes a Guarantor or (ii) pursuant to a transaction otherwise permitted by this Section 8.11.
     Section 8.12. Use of Property and Facilities; Environmental and Health and Safety Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary of the Borrower. Without limiting the foregoing, the Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Borrower or any of its Subsidiaries except to the extent such disposal would not (individually or in the aggregate) have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole.
          (b) The Borrower will promptly provide the Agent (which shall promptly furnish each Bank) with copies of any notice or other instrument of the type described in Section 6.11(c) hereof, and in no event later than ten (10) Business Days after an executive officer of the Borrower receives such notice or instrument.
     Section 8.13. Investments, Acquisitions, Loans, Advances and Guaranties. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being “Investments”); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:
               (a) [Reserved];
               (b) [Reserved];
               (c) [Reserved];
               (d) [Reserved];
               (e) [Reserved];
               (f) [Reserved];

          (g) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;
          (h) endorsements of negotiable instruments for collection in the ordinary course of business;
          (i) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;
          (j) investments in cash and cash equivalents and other short-term liquid investments existing as of the Third Amendment Effective Date;
          (k) Guaranties of the Obligations and Hedging Liability by Guarantors under Subsidiary Guaranties entered into on or prior to the Third Amendment Effective Date;
          (l) Guaranties by Guarantors of obligations in an aggregate principal amount not to exceed $275,000,000 with respect to Indebtedness issued prior to the Effective Date under the Note Purchase Agreements;
          (m) Guaranties entered into after the Effective Date by Subsidiaries with respect to Indebtedness of the Borrower or other Subsidiaries in an aggregate principal amount, when taken together with Guaranties entered into pursuant to clause (s), below, not to exceed $50,000,000;
          (n) interest rate swaps and other recognized hedging arrangements entered into by the Borrower or any Subsidiary in the ordinary course of its business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by the Borrower or such Subsidiary and not for purposes of speculation or taking a “market view”, and guaranties by the Borrower or any Subsidiary of the obligations under such interest rate swaps or other recognized hedging arrangements;
          (o) investments by the Borrower and its Subsidiaries from time to time in their respective Subsidiaries;
          (p) [Reserved];
          (q) [Reserved];
          (r) [Reserved];
          (s) Guaranties not otherwise permitted by this Section 8.13 aggregating not more than $50,000,000 at any one time outstanding, and provided that any Guaranties entered into by Subsidiaries pursuant to this clause (s) shall also reduce, on a dollar-for-dollar basis, the amount available for Guaranties under clause (m), above, even if such Guaranties entered into under this clause (s) could not otherwise be entered into under said clause (m);
          (t) [Reserved];
          (u) [Reserved]
          (v) [Reserved]
     In determining the amount of investments, acquisitions, loans, advances and guaranties permitted under this Section 8.13, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, guaranties shall be taken at the amount of obligations guaranteed thereby.
     Section 8.14. Consolidated Net Worth. The Borrower will at all times maintain a Consolidated Net Worth of not less than the sum of (a) $355,000,000 plus (b) 50% of Consolidated Net Income of the Borrower for each fiscal quarter of the Borrower ending on or after March 31, 2007, for which such quarterly Consolidated Net Income is a positive amount (i.e., there shall be no reduction to the minimum amount of Consolidated Net Worth required to be maintain hereunder for any fiscal quarter in which such Consolidated Net Income is less than zero).
     Section 8.15. Total Indebtedness/Capital Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain the Total Indebtedness/Capital Ratio at not more than .50 to 1.0.
     Section 8.16. Minimum Consolidated EBITDA. The Borrower will, as of the last day of each fiscal quarter or fiscal month, as applicable, ending on each date specified below (each a “Test Date”), (i) for each such date ended prior to December 31, 2011, for the calendar year to date, and (ii) for each such date ended on and after December 31, 2011, for the twelve (12) month period then ended, have Consolidated EBITDA in an amount not less than the amount set forth below opposite such date:

Consolidated EBITDA shall not
Period Ending On	Be less than:
April 2, 2011	($1,000,000)
July 2, 2011	$12,000,000
August 6, 2011	$17,000,000
September 3, 2011	$22,000,000
October 1, 2011	$28,000,000
November 5, 2011	$34,000,000
December 3, 2011	$40,000,000
December 31, 2011	$47,000,000
January 31, 2012, and the last day of each calendar month thereafter	$50,000,000

; provided, however, that for any Test Date on or after August 6, 2011, the Borrower shall not be in violation of this Section 8.16 unless it shall have failed to achieve the Consolidated EBITDA level specified above for two (2) consecutive Test Dates; provided, further that, from and after the date of disposition of a line of business set forth on Schedule 8.16 hereto (including the Bronto Line of Business), the Consolidated EBITDA levels set forth above shall be reduced by an amount corresponding to the Consolidated EBITDA projection for such line of business set forth on such Schedule.
     Section 8.17. Financial Services Ratios. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain (x) the ratio of Financial Services Debt — Municipal Leases to Financial Services Assets — Municipal Leases at no more than .95 to 1.0 and (y) the ratio of Financial Services Debt — Other than Municipal Leases to Financial Services Assets — Other than Municipal Leases at no more than .91 to 1.0.
     Section 8.18. Indebtedness. The Borrower will not permit any of its Subsidiaries to create, incur, assume, guaranty or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
          (a) Indebtedness to the Banks, their Affiliates (in the case of Hedging Liability and Funds Transfer and Deposit Account Liability) and the Agent as Guarantors under Subsidiary Guaranties under this Agreement and the other Credit Documents;
          (b) Indebtedness of Wholly-Owned Subsidiaries to the Borrower or to other Wholly-Owned Subsidiaries;
          (c) Indebtedness on hedging arrangements permitted by Section 8.13(n) hereof;
          (d) Indebtedness under the Note Purchase Agreements (including Indebtedness of Subsidiaries on Guaranties of Indebtedness under the Note Purchase Agreements permitted under Section 8.13(l) hereof);
          (e) Indebtedness of Subsidiaries on Guaranties permitted under Sections 8.13(m) or (s) hereof;
          (f) [Reserved]
          (g) Indebtedness of Subsidiaries not otherwise permitted by this Section aggregating not more than $20,000,000 at any one time outstanding.
     Section 8.19. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 8, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower or such Subsidiary, as the case may be, or (y) the failure to comply therewith is not reasonably expected to have, in the aggregate, a material adverse effect on the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole.
     Section 8.20. Guarantors. At no time during the term of this Agreement shall the aggregate of the assets directly owned by the Borrower and directly owned by each Guarantor (excluding, for the purposes of this calculation, assets owned by a Subsidiary of the Borrower or a Subsidiary of any Guarantor except to the extent that such Subsidiary is also a Guarantor) comprise less than 60% of the consolidated total assets of the Borrower and its Subsidiaries.
     Section 8.21. Indebtedness Limitations. At no time during the term of this Agreement shall the aggregate outstanding principal amount of Indebtedness of the Borrower exceed any limit set forth in any general board of directors’ resolution authorizing the Borrower’s incurrence of the Obligations.
     Section 8.22. [Reserved].
     Section 8.23. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent:
          (i) the making of dividends or distributions by any Subsidiary to the Borrower; or
          (ii) quarterly dividends to the Borrower’s shareholders in an aggregate amount not to exceed the lesser of (i) $625,000 per fiscal quarter plus one cent ($0.01) per share for each additional share, if any, of common equity sold for cash in a public or private offering after the Third Amendment Effective Date, and (ii) Free Cash Flow, in each case determined for the immediately preceding fiscal quarter of the Borrower, so long as, after giving effect to the payment thereof, (x) no Default or Event of Default shall have occurred or be continuing, (y) the Borrower shall have Excess Availability of not less than $18,000,000 after giving effect to the making of such dividends, and (z) the Borrower’s EBITDA for the year to date period ending on the last day of the immediately preceding fiscal quarter shall exceed the Borrower’s projected EBITDA for such period as shown on the 12-month projected financial statements delivered to the Agent in satisfaction of Section 4.9 of the Third Amendment.

     Section 8.24. Credit Facilities. In the event that after the Third Amendment Effective Date the Borrower or any Guarantor shall, directly or indirectly, enter into or otherwise consent to any amendment, supplement, or modification relating to the Note Purchase Agreements, which amendment, modification or supplement provides the noteholders thereunder with more restrictive covenants and/or greater rights or the remedies related thereto than are provided to the Agent and/or the Banks in this Agreement, the Borrower shall provide the Agent with a copy of each such amendment, supplement, or modification within three (3) Business Days of any such agreements or instruments and, unless waived in writing by the Required Banks within three (3) Business Days after such notice should have been received by the Agent, such more restrictive covenants and/or greater rights and remedies shall automatically be deemed to be incorporated into this Agreement, and the Agent and/or the Banks shall have the benefits of such more restrictive covenants and/or such greater rights and remedies as if specifically set forth herein. Unless waived in accordance with the preceding sentence, the Borrower shall promptly enter into an amendment to this Agreement to include such more restrictive covenants and/or greater rights or remedies (provided that the Agent and/or the Banks shall maintain the benefit of such more restrictive covenants and/or greater rights and remedies even if the Borrower fails to provide such amendment) and any subsequent rescission, amendment or other modification with respect thereto.
     Section 8.25. Voluntary Prepayments of Notes. The Borrower shall make no voluntary prepayment of the notes outstanding under the Note Purchase Agreements except in connection with a concurrent repayment in full of the Obligations (other than contingent indemnification obligations), the cancellation or cash collateralization of all Letters of Credit in an amount equal to 105% of the stated amount of all such Letters of Credit (or similar arrangements) and the termination of the Commitments.
     Section 8.26. Meetings with Financial Advisor. The Borrower shall maintain the engagement of the Financial Advisor and shall, and shall cause the Financial Advisor to, participate in a monthly in-person meeting or conference call, as the Agent may request during normal business hours, promptly after the submission of the financial statements required by Section 8.6(a)(i) hereof.
     Section 8.27. Capital Expenditures. The Borrower shall not, nor shall it permit any of its Subsidiaries to, incur Capital Expenditures in an amount in excess of (i) for the fiscal year of the Borrower ended December 31, 2011, $15,000,000, and (ii) in the aggregate at all times thereafter, $5,000,000.
     Section 8.28. Banks’ Financial Advisor. The Agent shall have the right to engage on behalf of the Banks a financial advisor, selected by the Agent, to evaluate the financial condition, operating performance, and business prospects of the Borrower and its Subsidiaries as may be reasonably requested by the Agent, and the reasonable and documented out of pocket costs and expenses of such financial advisor shall be borne by the Borrower and constitute part of the Obligations. The Borrower shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of the Borrower and its Subsidiaries as may be reasonably requested and shall make its officers, employees, and independent public accountants available with reasonable prior notice during normal business hours to discuss such information with such financial advisor and its representatives.
Section 9. Events of Default and Remedies.
     Section 9.1. Events of Default. Any one or more of the following shall constitute an Event of Default:
          (a) default (x) in the payment when due of the principal amount of any Loan or of any Reimbursement Obligation or (y) for a period of five (5) Business Days in the payment when due of interest or of any other Obligation;
          (b) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in Section 8.1(a), 8.6(c), 8.9 through 8.18, 8.21, 8.23, 8.24, 8.25, 8.26, or 8.27 hereof or of any provision in any Credit Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring maintenance of insurance thereon;
          (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent;
          (d) (i) failure to pay when due Indebtedness in an aggregate principal amount in excess of $25,000,000 of the Borrower or any Material Subsidiary or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower or any Material Subsidiary in an aggregate principal amount in excess of $25,000,000 may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;
          (e) any representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower or any Subsidiary, or in connection with any Credit Document, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;
          (f) the Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action (such as the passage by the Borrower’s board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(g) hereof;
          (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 9.1(f)(v) shall be instituted against the Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;
          (h) the Borrower or any Material Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of 5% of Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Borrower) which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;
          (i) the Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate under a distress termination under Section 4041 of ERISA, a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $25,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter and the Borrower or any member of the Controlled Group is reasonably likely to incur a liability in excess of 5% of Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Borrower) from such proceeding; or
          (j) the Borrower or any Subsidiary, or any Person acting on behalf of the Borrower or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Borrower’s or a Subsidiary’s obligations thereunder or any Credit Document ceases to be in full force and effect; or
          (k) the Intercreditor Agreement ceases to be, or shall not be, in full force and effect; or

          (l) a Change of Control Event shall occur; or
          (m) any event shall occur or condition exist that constitutes an “Event of Default” under any of the Note Purchase Agreements.
     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (f) or (g) of Section 9.1 hereof has occurred and is continuing, the Agent shall, by written notice to the Borrower: (a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Banks, demand that the Borrower immediately pay to the Agent the full amount then available for drawing under each or any Letter of Credit to be held pursuant to Section 9.6(b), and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.
     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes (including all promissory notes executed and delivered by Alternative Currency Borrowers pursuant to Section 1.7(d) hereof) shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent the full amount then available for drawing under all outstanding Letters of Credit to be held pursuant to Section 9.6(b), the Borrower acknowledging and agreeing that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.
     Section 9.4. Notice of Default. The Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
     Section 9.5. Expenses. The Borrower agrees to pay to the Agent, for the account of the Agent, and each Bank, and any other holder of any Note outstanding hereunder, all out-of-pocket expenses reasonably incurred or paid by the Agent, and such Bank or any such holder, including reasonable attorneys’ fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.
     Section 9.6. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b), Section 2.3(b) or under Section 9.2 or 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.
     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the L/C Issuer (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and, if no such reimbursement is required, to the payment of the unpaid balance of all other Obligations (and to all Hedging Liability and Funds Transfer and Deposit Account Liability). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent, the Banks, and the L/C Issuer. If and when requested by the Borrower, the Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Agent or the Banks; provided, however, that (i) if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.8(c) or Section 2.3(b) hereof, the Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Change of Control Event, Default or Event of Default exists, and (ii) if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations, Hedging Liability or Funds Transfer and Deposit Account Liability remain outstanding, the Agent shall release to the Borrower any remaining amounts held in the Collateral Account.
Section 10. Change in Circumstances.
     Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank’s obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. To the extent required by such change, the Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Bank by means of Base Rate Loans from such Bank, which Base Rate Loans shall not be made ratably by the Banks but only from such affected Bank and provided, further that the Borrower shall have no obligation under Section 2.4 with respect to any such prepayment.
     Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Adjusted LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:
          (a) the Agent determines that deposits in U.S. Dollars are not being offered to it in the eurodollar interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Adjusted LIBOR, or
          (b) Banks having 25% or more of the aggregate amount of the Commitment reasonably determine and so advise the Agent that Adjusted LIBOR as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurodollar Loans or Loan for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurodollar Loans so affected shall be suspended.
     Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:
          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurodollar Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated, or in which such Bank’s principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;
and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by Borrower to such Bank hereunder, such Bank shall refund such amount or amounts to Borrower without interest.
     (b) If any Bank or the Agent shall have determined that the adoption, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank’s capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given.
     (c) Each Bank that determines to seek compensation under this Section 10.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 10.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.
     Section 10.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.
     Section 10.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the eurodollar interbank market having a maturity corresponding to such Loan’s Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.
Section 11. The Agent.
     Section 11.1. Appointment and Authorization of Agent. Harris N.A. is the agent for the Banks under the Existing Credit Agreement. Harris N.A.’s execution of this Agreement shall serve as its written notice that it resigns as agent under the Existing Credit Agreement and the other Loan Documents. Each Bank hereby appoints Bank of Montreal as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, including without limitation the power to execute and deliver an acknowledgement page to the Intercreditor Agreement binding each such Bank with respect to the provisions thereof to the same effect as if such Bank had itself executed and delivered such acknowledgement page.
     Section 11.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Credit Documents. The term “Bank” as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank (if applicable). References in Section 1 hereof to the Agent’s Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.
     Section 11.3. Action by Agent. If the Agent receives from the Borrower or a Bank a written notice of an Event of Default pursuant to Section 8.6(c)(i) hereof, the Agent shall promptly give each of the Banks written notice thereof. The Banks expressly agree that the Agent is not acting as a fiduciary of the Banks in respect of the Credit Documents, the Company or otherwise, and nothing herein or in any of the other Credit Documents shall result in any duties or obligations on the Agent or any of the Banks except as expressly set forth herein. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.4. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.
     Section 11.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
     Section 11.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document or of any Collateral; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the

Borrower, or any Guarantor or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and the Guarantors, and the Agent shall have no liability to any Bank with respect thereto.
     Section 11.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 11.6 shall survive termination of this Agreement.
     Section 11.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 11 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.
     Section 11.8. Designation of Additional Agents. The Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Banks (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers” or other designations for purposes hereto, but such designation shall have not substantive effect, and such Banks and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

     Section 11.9. Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Bank’s execution of this Agreement or an assignment agreement pursuant to Section 13.12 hereof, as the case may be, any Affiliate of such Bank with whom the Borrower or any Guarantor has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Bank party hereto for purposes of any reference in a Credit Document to the parties for whom the Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Credit Documents consist exclusively of such Affiliate’s right to share in payments and collections arising out of the Collateral and the guaranties as more fully set forth in Section 4.2 hereof. In connection with any such distribution of payments and collections, or any request for the release of the guaranties and the Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Agent shall be entitled to assume no amounts are due to any Bank or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Bank has notified the Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of guaranties and Liens.
     Section 11.10. L/C Issuer. The L/C Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit, as fully as if the term “Agent”, as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.
Section 12. The Guarantees.
     Section 12.1. The Guarantees. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agent, on behalf of and for the benefit of the Banks and each other holder of an Obligation or of Hedging Liability, (i) the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Credit Documents, and (ii) the due and punctual payment of all present and future Hedging Liability, as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay any indebtedness or other Obligations or Hedging Liability guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

     Section 12.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;
          (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;
          (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Credit Document;
          (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Bank or any other Person, whether or not arising in connection herewith;
          (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;
          (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;
          (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by it under the Credit Documents; or
          (h) any other act or omission to act or delay of any kind by the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 12.
     Section 12.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and all other Credit Documents and, if then outstanding and unpaid, all Hedging Liability, shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the

Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
     Section 12.4. Waivers. (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank or any other Person against the Borrower, another Guarantor or any other Person.
          (b) Subrogation and Contribution. Unless and until the Obligations and Hedging Liability have been fully paid and satisfied and the Commitments have terminated, each Guarantor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 12 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Agent, any Bank or any other holder of an Obligation or Hedging Liability against the Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.
     Section 12.5. Limit on Recovery. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Guarantor under this Section 12 shall not exceed $1.00 less than the amount which would render such Guarantor’s obligations under this Section 12 void or voidable under applicable law, including without limitation fraudulent conveyance law.
     Section 12.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Credit Document or with respect to any Hedging Liability is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents or under any agreement establishing Hedging Liability shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.
     Section 12.7. Benefit to Guarantors. The Borrower and all of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower and each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.
     Section 12.8. Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.
Section 13. Miscellaneous.
     Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the Borrower and each Guarantor under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent, or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent, or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower or any Guarantor and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower or such Guarantor as applicable, such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.
          (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-U.S. Person”) shall submit to the Borrower and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form W-8 BEN (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form W-8 ECI (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service or, in the case of any Bank exempt from United States Federal withholding tax pursuant to Sections 871(h) or 881(c) of the Code, a Form W-8 or any successor applicable form (a “Form W-8”) together with a statement under penalty of perjury that such Bank is not a “bank” under Section 881(c)(3) of the Code. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans. Each Bank that is a Non-U.S. Person and that is a party hereto as of the Closing Date hereby represents and warrants that, as of the Closing Date, payments made to it hereunder are exempt from the withholding of United States Federal income taxes (i) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S. Person; (ii) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person’s country of residence; or (iii) because such payments are portfolio interest exempt pursuant to Sections 871(h) or 881(c) of the Code.
          (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.
          (d) Exception. Notwithstanding any provision of Section 13.1(a) above to the contrary, the Borrower shall not have any obligation to pay any taxes or to indemnify any Bank for such taxes pursuant to this Section 13.1 to the extent that such taxes result from (i) the failure of any Bank to comply with its obligations pursuant to Section 13.1(b) or (ii) any representation made on Form W-8 BEN, W-8 ECI or W-8 or successor applicable form or certification by any Bank incurring such taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.
     Section 13.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
     Section 13.3. Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.
     Section 13.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.
     Section 13.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
     Section 13.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.4, Section 10.3 and Section 13.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.
     Section 13.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise (“Set-off”), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Bank hereunder. Without limiting the foregoing, each Bank acknowledges its obligations to share payments received from the Guarantors pursuant to the terms of the Intercreditor Agreement.
     Section 13.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof, and to the Borrower and the Guarantors to:
Federal Signal Corporation
1415 West 22nd Street
Oak Brook, Illinois 60523-9945
Attention: Treasurer
Telecopy: (630) 954-2041
Telephone: (630) 954-2000
cc: General Counsel (at same address)
          Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 13.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 13.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.
     Section 13.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.
     Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks and with respect to any letter of credit or the Application therefor, the L/C Issuer.
     Section 13.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time, to one or more other banks, insurance companies, commercial lenders and other financial institutions; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 13.11, and the Agent shall have no obligation or responsibility to such participant. Any party to which such a participation has been granted shall have the benefits of Section 2.4 and Section 10.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment or modification or waiver of any provision of the Loan Documents; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would (A) increase any Commitment of such Bank if such increase would also increase the participant’s obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest. The Borrower and each Guarantor authorizes each Bank to disclose to any participant or prospective participant under this Section 13.11 any financial or other information pertaining to the Borrower or any Guarantor, subject to Section 13.20 hereof.
     Section 13.12. Assignments. (a) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of such Bank’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is accepted and recorded by the Agent) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit, unless the Agent otherwise consents (such consent not to be unreasonably withheld or delayed);
          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.12(a)(i)(B) and, in addition:
          (a) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Credit if such assignment is to a Person that is not a Bank with a Commitment in respect of such facility, an Affiliate of such Bank or an Approved Fund with respect to such Bank; and
          (b) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
          (iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.
          (v) No Assignment to Borrower or Parent. No such assignment shall be made to the Borrower or any of its Affiliates or Subsidiaries.
          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Agent pursuant to Section 13.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.6 and 13.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 13.11 hereof.
          (b) Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.
          (c) Any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.
          (d) Assignment of Commitments under Certain Circumstances. If (a) any Bank (i) shall have delivered a notice or certificate pursuant to Section 10.3, (ii) shall become subject to the provisions of Section 10.1 or (iii) shall fail or refuse to fund its portion of any Loan or any amount with respect to any Letter of Credit for any reason other than the failure of the Borrower to satisfy the conditions precedent to the making of such Loan or issuance of such Letter of Credit hereunder, or (b) the Borrower shall be required to make additional payments to any Bank under Section 13.1 (or would be required to make such additional payments with respect to any future interest payment), the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Bank and the Agent, to replace such Bank with an assignee (in accordance with and subject to the restrictions contained in Section 13.12(a) hereof), and such Bank hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 13.12(a) hereof) all of such assigning Bank’s interests, rights and obligations under this Agreement to such assignee; provided, however, that (A) no such assignment shall conflict with any law or any rule, regulation or order of any governmental authority, (B) such assignee Bank shall pay to the affected Bank in immediately available funds on the date of such assignment the principal of the Loans made by such Bank hereunder and the amount of any Reimbursement Obligations funded by such Bank hereunder, (C) the Borrower must exercise its right to replace such Bank within forty-five (45) days of the event giving rise to the Borrower’s right to so replace such Bank, and (D) the Borrower shall pay to the affected Bank in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Bank hereunder and all other amounts accrued for such Bank’s account or owed to it hereunder, together with amounts due the affected Bank under Section 2.4 hereunder as if the Loans owing to it were repaid on such date rather than assigned, and provided that any assignment fees or other expenses otherwise payable to the Agent in connection with such assignment pursuant to Section 13.12(a) shall be paid by the Borrower.
     Section 13.13. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent or the L/C Issuer are affected thereby, the Agent or the L/C Issuer, as applicable; provided that:
          (i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) forgive, or reduce the amount of, or postpone any fixed date for payment of, any principal of or interest on any Loan or of any Reimbursement Obligation or any fee payable hereunder without the consent of each Bank or (C) reduce the stated rate at which interest or any fee hereunder is calculated or (D) change the Termination Date without the consent of each Bank; and
          (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Bank, change any provision of Section 7, Section 10, this Section 13.13, release any material guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Credit Documents) or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents, or release all or substantially all (in value) of the Guarantors from the Subsidiary Guaranty.
     Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
     Section 13.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Agent, and their respective directors, officers and employees (collectively, “Indemnified Parties”), against all losses, claims, damages, penalties, judgments, liabilities and related expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the Indemnified Party is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or any Letter of Credit or in connection with the enforcement of by the Indemnified Parties of their rights under any Credit Document, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or such Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.
     Section 13.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and upon the acceleration of all amounts owing hereunder, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower and each Guarantor at any time or from time to time, with notice to the Borrower simultaneously therewith or promptly thereafter, but without notice, to the Guarantors or to any other Person, any such additional notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or any Guarantor to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 13.17. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.
     Section 13.18. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.
     Section 13.19. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, each Guarantor, the Agent, and each Bank hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Credit Document or the transactions contemplated thereby.
     Section 13.20. Confidentiality. Each Bank agrees to maintain in confidence and not to disclose without the Borrower’s consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Bank, each of which shall also be bound by this Section 13.20) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to this Agreement and not previously disclosed in any filing made by the Borrower with the SEC; provided that any Bank may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Bank, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, or (e) to any prospective or actual participant under Section 13.11 or 13.12 hereof in connection with any contemplated or actual transfer of a participating or other interest in such Bank’s rights or obligations hereunder; provided, that (i) such actual or prospective transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section 13.20 and (ii) in the case of any disclosure under subsection (c) above, such Bank shall (to the extent permitted by applicable law) notify the Borrower of such disclosure so that the Borrower may seek an appropriate protective order or waive such Bank’s compliance with the provisions of this Section, it being understood that if the Borrower has no right to obtain such a protective order or if the Borrower does not commence procedures to obtain such a protective order within ten business days of the receipt of such notice, such Bank’s compliance with this Section shall be deemed to have been waived with respect to such disclosure. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Bank (and each employee, representative or other agent of any Bank) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Bank relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.
     Section 13.21. USA Patriot Act. Each Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.
     Section 13.22. Amendment and Restatement. This Agreement amends and restates the Existing Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Agreement or the indebtedness, obligations and liabilities of the Borrower and the Guarantors evidenced or provided for thereunder.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement (including the paragraph set forth below under the heading “Withdrawal of Departing Banks”) shall be a contract between us for the purposes hereinabove set forth.
     Dated as of April 25, 2007.

“Borrower”

Federal Signal Corporation

By

Name:
Title:

By

Name:
Title:

Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

“Guarantors”
Vactor Manufacturing, Inc.
Elgin Sweeper Company
Federal APD Incorporated
FS Depot, Inc.
E-One New York, Inc.
Federal Sign and Signal, Inc.
Guzzler Manufacturing, Inc.
Federal Merger Corporation
Federal Signal Credit Corporation
FS Holding, Inc.
Victor Products USA, Incorporated
Jetstream of Houston, Inc.
Jetstream of Houston, LLP
FS Lighting, Inc. (formerly known as Pauluhn Electric Mfg. Co. Inc.)
FS Lighting, LLP (formerly known as Pauluhn Electric Manufacturing, LLP)
Athey Product, Inc.
Federal Sign, Inc.

By

Name:
Title:

Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Bank of Montreal, as Agent and L/C Issuer

By

Name:

Title:

Harris N.A., as an L/C Issuer with respect to the Existing Letters of Credit only

By

Name:
Title:

Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Accepted and Agreed to as of the day and year last above written.

Address:	BMO Capital Markets Financing, Inc., in its individual capacity as a Bank
111 West Monroe Street
Chicago, Illinois 60603
Attn.: Patrick McDonnell
Telecopy:  (312) 461-5225
Telephone: (312) 461-2735

By

Name:

Title:

Lending Offices:
Base Rate Loans:
111 West Monroe Street
Chicago, Illinois 60603
Attn.: 10 West
Eurodollar Loans:
111 West Monroe Street
Chicago, Illinois 60603
Attn.: 10 West
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	Bank of America, N.A., in its individual capacity as a Bank and as Documentation Agent

231 South LaSalle Street
Mail Code IL-231-10-50
Chicago, Illinois 60604
Attn.: Thomas R. Durham	By

Telecopy: (312) 974-8681		Name:

Telephone: (312) 828-8044		Title:

Lending Offices:
Base Rate Loans:
Bank of America Plaza
TX1-492-14-04
901 Main Street
Dallas, Texas 75202-3714
Attn.: Thomas R. Durham
Eurodollar Loans:
Bank of America Plaza
TX1-492-14-04
901 Main Street
Dallas, Texas 75202-3714
Attn.: Thomas R. Durham
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	The Bank of Tokyo — Mitsubishi UFJ, Ltd., Chicago Branch f/k/a The Bank of Tokyo — Mitsubishi, Ltd.
227 West Monroe Street, Suite 2300
Chicago, Illinois 60606
Attn.: Diane Tkach
Telecopy: (312) 696-4535
Telephone: (312) 696-4663

By

Name:

Title:

Lending Offices:
Base Rate Loans:
227 W. Monroe Street
Chicago, Illinois 60606
Attn.: Loan Administration
Eurodollar Loans:
227 W. Monroe Street
Chicago, Illinois 60606
Attn.: Loan Administration
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
Attn.: Courtney L. O’Conner
Telecopy: (312) 444-4906
Telephone: (312) 557-5126

By

Name:

Title:

Lending Offices:
Base Rate Loans:
50 South LaSalle Street
Chicago, Illinois 60675
Attn.: Sharon Jackson
Eurodollar Loans:
50 South LaSalle Street
Chicago, Illinois 60675
Attn.: Sharon Jackson
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	Nordea Bank Finland, PLC
437 Madison Avenue, 21st Floor
New York, NY 10022
Attn.: Henrik M. Steffensen
Telecopy: (212) 318-9318
Telephone: (212) 318-9303

By

Name:

Title:

Lending Offices:	By:

Name:

Title:

Base Rate Loans:
437 Madison Avenue, 21st Floor
New York, NY 10022
Attn.: Jackie Ng
Telephone: (212) 318-9578
Eurodollar Loans:
437 Madison Avenue, 21st Floor
New York, NY 10022
Attn.: Jackie Ng
Telephone: (212) 318-9578
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	LaSalle Bank National Association
135 South LaSalle Street, Ste. 1127
Chicago, Illinois 60603
Attn.: Thomas Estey
Telecopy: (312) 904-5483
Telephone: (312) 904-5249

By

Name:

Title:

Lending Offices:
Base Rate Loans:
135 South LaSalle Street, Ste. 1127
Chicago, Illinois 60603
Attn.: ____________________
Eurodollar Loans:
135 South LaSalle Street, Ste. 1127
Chicago, Illinois 60603
Attn.: ____________________
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	National City Bank, in its individual capacity as a Bank and as Syndication Agent
1 North Franklin, 36th Floor
Chicago, Illinois 60606
Attn.: John Hinard
Telecopy: (312) 384-4666
Telephone: (312) 384-4624

By

Name:

Title:

Lending Offices:
Base Rate Loans:
_________________________
_________________________
Attn.: ____________________
Eurodollar Loans:
_________________________
_________________________
Attn.: ____________________
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	Credit Suisse, Cayman Islands Branch

Attn.:

Telecopy: (___)

Telephone: (___)

By
Name:
Title:

Lending Offices:
Base Rate Loans:

Attn.:

Eurodollar Loans:

Attn.:

Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	Charter One Bank, N.A.
71 South Wacker, IH2890
Chicago, Illinois 60606
Attn.: R. Michael Newton
Telecopy: (312) 777-3603
Telephone: (312) 777-4003

By
Name:
Title:

Lending Offices:
Base Rate Loans:

Attn.:

Eurodollar Loans:

Attn.:

Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	Associated Bank, N.A.
200 E. Randolph
Chicago, IL 60601
Attn: Brett T. Rausch
Telecopy: (312) 861-0261
Telephone: (312) 861-1621

By
	Name:	Brett T. Rausch
	Title:	Vice President

Lending Offices:
Base Rate Loans:
200 E. Randolph
Chicago, IL 60601
Attn: Kathy Carter
Telephone: (920) 405-2847
Eurodollar Loans:
200 E. Randolph
Chicago, IL 60601
Attn: Kathy Carter
Telephone: (920) 405-2847
Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Address:	HSBC Bank USA, N.A.,
71 South Wacker Drive, Suite 2700
Chicago, Illinois 60606
Attn.: Molly J. Drennan
Telecopy: (312) 357-3999
Telephone: (312) 357-3994

By
Name:
Title:

Lending Offices:
Base Rate Loans:

Eurodollar Loans:

Federal Signal Corporation
Signature Page to Second Amended and Restated Credit Agreement

Withdrawal of Departing Bank
     Upon the Effective Date, (1) the Banks shall make Revolving Loans under this Agreement in an aggregate principal amount equal to the aggregate principal amount of all loans made by the Departing Bank under the Existing Agreement that are outstanding on the Effective Date (the “Departing Bank’s Loans”), the proceeds of which Revolving Loans shall be used by the Borrower to prepay in full on the Effective Date the Departing Bank’s Loans, (2) the Banks shall purchase from the Departing Banks, and the Departing Banks shall sell to the Banks, all of the Departing Bank’s participations in Swing Loans, Letters of Credit and L/C Obligations under the Existing Agreement, and (3) the Departing Bank’s commitments to extend credit to or for the account of the Borrower under the Existing Agreement shall terminate, provided that Harris N.A shall remain a party to this Agreement in its capacity as L/C Issuer. The above described Revolving Loans and purchase of participations by the Banks shall be made by the Banks in such amounts so that after giving effect thereto each Bank shall hold its Percentage of all outstanding Loans and participations in Swing Loans, Letters of Credit and L/C Obligations under this Agreement. The Borrower will pay on the Effective Date all accrued interest on the Departing Bank’s Loans and all other fees and other amounts due to the Departing Bank under the Existing Agreement, including without limitation accrued and unpaid commitment fees, letter of credit fees and all amounts, if any, payable under Section 2.4 of the Existing Agreement with respect to the prepayment of the Departing Bank’s Loans. Upon payment in full of all principal of and accrued interest on the Departing Bank’s Loans and all such other amounts due to the Departing Bank under the Existing Agreement and the purchase by the Banks of all of the Departing Bank’s participations in Swing Loans, Letters of Credit and L/C Obligations under the Existing Agreement, each of the Departing Bank shall cease to be a party to the Existing Agreement and shall have no rights or obligations thereunder or hereunder except for its rights which survive pursuant to the terms of the Existing Agreement, including without limitation its rights under Sections 2.4, 10.3 and 13.5 of the Existing Agreement, and its obligations which survive pursuant to the terms of the Existing Agreement, including without limitation, obligations under Section 13.20 of the Existing Agreement, which shall continue unaffected by this Agreement, provided that Harris N.A. shall remain a party to this Agreement in its capacity as an L/C Issuer and shall have all of the rights and obligations of an L/C Issuer hereunder and under the other Loan Documents.

     The undersigned is executing below solely as a Departing Bank and solely for purposes of the immediately preceding paragraph.

Harris N.A., solely as a Departing Bank
By
Name:
Title:

Federal Signal Corporation
Signature Page to Withdrawal of Departing Banks for
Second Amended and Restated Credit Agreement

Exhibit A-1
Revolving Note
April 25, 2007
     For Value Received, the undersigned, Federal Signal Corporation, a Delaware corporation (the “Borrower”), promises to pay to the order of ___________________________ (the “Bank”) on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal in Chicago, Illinois, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
     The Bank shall record on its books or records or on a schedule attached to this Revolving Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Loan is a Base Rate Loan or a Eurodollar Loan, and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Revolving Note all such amounts shall be recorded on a schedule attached to this Revolving Note. The record thereof, whether shown on such books or records or on a schedule to this Revolving Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Revolving Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.
     This Revolving Note is one of the Revolving Notes referred to in the Second Amended and Restated Credit Agreement dated as of April 25, 2007, among the Borrower, Bank of Montreal, as Agent, and the Banks party thereto (the “Credit Agreement”), and this Revolving Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Revolving Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Revolving Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.
     Prepayments may be made hereon and this Revolving Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby promises to pay certain out-of-pocket costs and expenses (including certain attorneys’ fees) suffered or incurred by the holder hereof in collecting this Revolving Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

Federal Signal Corporation
By
Name:
Title:

By
Name:
Title:

Exhibit A-2
[Reserved]

Exhibit B
Compliance Certificate
     This Compliance Certificate is furnished to Bank of Montreal as Agent pursuant to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of April 25, 2007, by and among Federal Signal Corporation, the Banks signatory thereto and Bank of Montreal, as Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
     The undersigned hereby certifies that:
     1. I am the duly elected or appointed ________________ of Federal Signal Corporation;
     2. I have reviewed the terms of the Credit Agreement and in my capacity as such officer, am generally familiar with the financial condition of Federal Signal Corporation and its Subsidiaries during the accounting period covered by the attached financial statements;
     3. I have no knowledge of the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
     4. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.
     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ________.

Schedule 1 to Compliance Certificate
Federal Signal Corporation
Compliance Calculations for Second Amended and Restated Credit Agreement
Dated as of April 25, 2007
Calculations as of _____________, _______

A. Consolidated Net Worth (Section 8.14)
1. Consolidated Net Worth, as defined (including addbacks of SFAS No. 87 non-cash charges and deducting SFAS No. 87 non-cash gains and non-cash charges related to the sale, revaluation, closure or disposition of assets) (not to exceed $200,000,000)

2. As listed in Section 8.14, Consolidated Net Worth must not be less than	$

3. Borrower in compliance? (Circle Yes or No)	Yes/No

B. Total Indebtedness/Capital Ratio (Section 8.15)
1. Indebtedness, as defined

2. Financial Services Debt, as defined

3. The difference between Line 1 and Line 2 (“Total Indebtedness”)

4. Consolidated Net Worth (Line A1)

5. Financial Services Equity, as defined

6. The difference between Line 4 and Line 5

7. The sum of Line 3 and Line 6 (“Capital”)

8. The ratio of Total Indebtedness (Line 3) to Capital (Line 7) (“Total Indebtedness/Capital Ratio”)	____ to 1.00

9. As listed in Section 8.15, the Total Indebtedness/Capital Ratio should not be more than	.50 to 1.00

10. Borrower in compliance? (Circle Yes or No)	Yes/No

C. Minimum Consolidated EBITDA (Section 8.16)

1. Consolidated Net Income, as defined

2. Income and franchise tax expenses

3. Interest Expense

4. Hearing loss settlement expense (up to $5 million)

5. Amortization and depreciation expenses and other non-cash charges

6. Transaction Costs

7. Termination value of rate hedges owed by the Borrower

8. Noncash losses with respect to currency hedges

9. Sum of lines 2, 3, 4, 5, 6, 7 and 8

10. Gains realized on asset dispositions

11. Interest income

12. Termination value of rate hedging contracts owed to the Borrower

13. Noncash gains with respect to currency hedges

14. Sum of lines 10, 11, 12 and 13

15. Line 1 plus line 9 minus line 14

16. As listed in Section 8.16, the consolidated EBITDA should not be less than:

17. Borrower is in compliance? (Circle Yes or No)	Yes/No

D. Financial Services Ratios (Section 8.17)

1. Financial Services Debt — Municipal Leases, as defined

2. Financial Services Assets — Municipal Leases, as defined

3. The ratio of Line 1 to Line 2 (“Financial Services — Municipal Leases Ratio”)

4. As listed in Section 8.17, Financial Services — Municipal Leases Ratio must not be more than	.95 to 1.00

5. Borrower in compliance? (Circle Yes or No)	Yes/No

6. Financial Services Debt — Other than Municipal Leases, as defined

7. Financial Services Assets — Other than Municipal Leases, as defined

8. The ratio of Line 6 to Line 7 (“Financial Services — Other than Municipal Leases Ratio”)

9. As listed in Section 8.17, Financial Services — Other than Municipal Leases Ratio must not be more than	.91 to 1.00

10. Borrower in compliance? (Circle Yes or No)	Yes/No

E. Guarantors (Section 8.20)

1. Percentage of consolidated assets directly owned by Borrower and Guarantors	%

2. Required Percentage	60%

3. Borrower in compliance? (Circle Yes or No)	Yes/No

F. Capital Expenditures (Section 8.27)

1. Capital Expenditures, as defined	$

2. As listed in Section 8.27, Capital Expenditures shall not exceed	$

3. Borrower in compliance? (Circle Yes or No)	Yes/No

Exhibit C
Subsidiary Guaranty Agreement
_______________, ______
Bank of Montreal, as Agent for the Banks party to the Second Amended and Restated Credit Agreement dated as of April 25, 2007 among Federal Signal Corporation, certain Guarantors, such Banks and such Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)
Dear Sirs:
     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.
     The undersigned, [name of Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.
     Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitations Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.
     This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

Very truly yours,

[Name of Guarantor]

By

Name

Title

Exhibit D
Assignment and Acceptance
Dated _____________, _________
     Reference is made to the Second Amended and Restated Credit Agreement dated as of April 25, 2007 (the “Credit Agreement”) among Federal Signal Corporation, the Guarantors (as defined in the Credit Agreement) party thereto, the Banks (as defined in the Credit Agreement), the L/C Issuer (as defined in the Credit Agreement), and Bank of Montreal, as Agent for the Banks (the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
     ______________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest specified on Annex I hereto of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, the Assignor’s Commitment as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor’s Percentage of any outstanding L/C Obligations.
     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Banks pursuant to in Sections 8.6(a)(i), (ii) and (iii) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, including without limitation the powers with respect to the Intercreditor Agreement described in

Section 11.1 of the Credit Agreement (by which Intercreditor Agreement the Assignee hereby agrees to be bound); (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.
     4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount agreed upon by the Assignor and the Assignee. It is understood that commitment and/or letter of credit fees accrued to the date this Assignment and Acceptance is accepted and recorded by the Agent with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date this Assignment and Acceptance is accepted and recorded by the Agent are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.
     5. The effective date for this Assignment and Acceptance shall be _____________, 20___ (the “Effective Date”)*. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.
     6. Upon such acceptance and recording, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     7. Upon such acceptance and recording the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to such acceptance and recording directly between themselves.
     8. In accordance with Section 13.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver to the Assignee a Revolving Note payable to the Assignee in the amount of its Commitment and a new Revolving Note to the Assignor in the amount of its Commitment after giving effect to the assignment hereunder.

*	To be inserted by the Agent and which shall be the effective date of recordation of transfer in the register therefor.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[Assignor Bank]

By:

Title:

[Assignee Bank]

By:

Title:

Lending Office (and address for notices):

LIBOR Funding Office:
Accepted and consented to by the Agent this
_______ day of ___________, _____.
[Agent]

By:

Title:

Annex I
to Assignment and Acceptance
     The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the effective date.

	Aggregate	Amount of
	Commitment/Loans	Commitment/Loans	Percentage Assigned
Facility Assigned	for All Banks	Assigned	of Commitment/Loans
Revolving Credit	$	$	%

Exhibit E
Notice of Payment Request
[Date]
[Name of Bank]
[Address]
Attention:
     Reference is made to the Second Amended and Restated Credit Agreement, dated as of April 25, 2007, as amended, among Federal Signal Corporation, the Banks party thereto, and Bank of Montreal, as Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $___________. Your Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $______________. Your Percentage of the returned Reimbursement Obligation is $______________.]

Very truly yours,

, as L/C Issuer

By

Name

Title

Exhibit F
[Reserved]

Schedule I

Last day of
Principal Amount	Type of Loan	Interest Rate	Interest Period

Schedule 1
Commitments

Name of Lender	Revolving Credit Commitment
BMO Harris Financing, Inc.	$33,591,251.34

PNC Bank, National Association	$28,792,501.15

Bank of America, N.A.	$47,987,501.91

Credit Suisse, Cayman Islands Branch	$23,993,750.96

The Bank of Tokyo — Mitsubishi UFJ, Ltd.	$19,195,000.77

Nordea Bank Finland, PLC	$19,195,000.77

RBS Citizens Bank, N.A.	$19,195,000.77

HSBC Bank USA, N.A.	$19,195,000.77

Associated Bank, N.A.	$14,396,250.57

The Northern Trust Company	$14,396,250.57

Total	$239,937,509.57

Schedule 1.8
Schedule of Existing Letters of Credit

				Maturity		Issuer
LC Number	Type	Face Amount	Beneficiary	Date	Evergreen	(BMO/Harris)
BMCH254104OS	Standby LC	$81,192.80	National Bank of Egypt	17-May-11		BMO
BMCH680693OS	Documentary LC	$80,000.00	National Bank of Egypt	26-May-11		BMO
BMCH680724OS	Standby LC	$36,207.00	National Bank of Egypt	13-May-11		BMO
BMCH683154OS	Standby LC	$38,394.00	National Bank of Egypt	30-Oct-11		BMO
BMCH683545OS	Standby LC	$40,000.00	Banque Misr	26-Jul-11		BMO
BMCH685554OS	Standby LC	$34,500.00	National Bank of Egypt	31-Jan-12		BMO
BMCH686204OS	Standby LC	$5,752.00	National Bank of Egypt	19-Nov-11		BMO
BMCH688675OS	Standby LC	$40,000.00	National Bank of Egypt	16-Dec-11		BMO
BMCH689292OS	Standby LC	$20,450.00	National Bank of Egypt	7-Jun-11		BMO
BMCH692531OS	Standby LC	$29,500.00	National Bank of Egypt	16-Apr-12		BMO
BMCH693562OS	Standby LC	$29,075.00	National Bank of Egypt	31-Jan-12		BMO
BMCH694661OS	Standby LC	$20,450.00	National Bank of Egypt	30-Jul-11		BMO
BMO Total		$455,520.80

HACH113973OS	Standby LC	$2,646,400.00	National Union Fire Insurance	1-Nov-11		HARRIS
HACH189143OS	Standby LC	$44,527.77	Bank of Montreal	31-Mar-11		HARRIS
HACH19726OS	Standby LC	$19,934,626.00	National Union Fire Insurance	18-Dec-10		HARRIS
HACH197360.	Standby LC	$4,355,000.00	Reliance Insurance Company	7-Nov-11		HARRIS

				Maturity		Issuer
LC Number	Type	Face Amount	Beneficiary	Date	Evergreen	(BMO/Harris)
HACH221730OS	Standby LC	$900,000.00	Centerpoint Properties Trust	1-Jul-11		HARRIS
HACH221735OS	Standby LC	$600,000.00	Centerpoint Properties Trust	1-Jul-11		HARRIS
Total Harris		$28,480,553.77

Grand Total		$28,936,074.57

Schedule 6.2
Schedule of Existing Subsidiaries
International Subsidiaries

			Borrower’s
		Jurisdiction of	Ultimate %
Subsidiary	Guarantor	Incorporation	Ownership
Bronto GmbH	No	Germany	100%
Bronto Skylift Holding OY	No	Finland	100%
Bronto Kiinteistot KY	No	Finland	100%
Bronto Skylift AB	No	Sweden	100%
Bronto Skylift Oy Ab	No	Finland	100%
Daviesons Property and Investment Co. Pty. Ltd.	No	S. Africa	100%
Diamond Consulting Services Limited	No	United Kingdom	100%
Doep Engineering Works Pty. Ltd.	No	S. Africa	100%
Federal APD de Mexico, S.A. de C.V.	No	Mexico	100%
Federal APD DO Brasil Ltda.	No	Brazil	100%
Federal Signal (Shanghai) Environmental & Sanitary Vehicle Co. Ltd.	No	Shanghai, China	50%
Federal Signal VAMA S.A.	No	Spain	100%
Federal Signal of Europe BV	No	Netherlands	100%
Federal Signal UK Holdings Limited	No	United Kingdom	100%
Federal Signal Asia Holdings Limited	No	Hong Kong	100%
Federal Signal DO Brasil Participaçöes Ltda.	No	Brazil	100%
Federal Signal of Europe B.V. Y CIA, S.C.	No	Spain	100%
Federal Signal Safety Products (Shanghai) Co. Ltd.	No	China	100%

			Borrower’s
		Jurisdiction of	Ultimate %
Subsidiary	Guarantor	Incorporation	Ownership
FS PIPS UK Limited	No	United Kingdom	100%
IDRIS Technology Limited	No	United Kingdom	100%
IEES BV	No	Netherlands	100%
PIPS Technology Limited	No	United Kingdom	100%
RSI ID Technologies (Hong Kong) Limited	No	Hong Kong	100%
Sirit Inc.	No	Canada	100%
Transtar Limited	No	United Kingdom	100%
Van Raaij Industriele Ondernemigen B.V.	No	Netherlands	100%
Victor Industrial Equipment Pty. Ltd.	No	South Africa	100%
Victor Light Limited	No	United Kingdom	100%
Victor Products, Ltd.	No	United Kingdom	100%
Victor Products Holdings Ltd.	No	United Kingdom	100%

Domestic Subsidiaries

			Borrower’s
		Jurisdiction of	Ultimate %
Subsidiary	Guarantor	Incorporation	Ownership
Athey Product, Inc.	Yes	Delaware	100%
Elgin Sweeper Company	Yes	Delaware	100%
Federal APD Incorporated	Yes	Michigan	100%
Federal Merger Corporation	Yes	Minnesota	100%
Federal Sign, Inc.	Yes	Delaware	100%
Federal Sign and Signal, Inc.	Yes	Nevada	100%
Federal Signal Credit Corporation	Yes	Delaware	100%
Federal Signal Technologies, LLC		Delaware	100%
FS Holding, Inc.	Yes	Delaware	100%
FS Lighting, Inc. (f/k/a Pauluhn Electric Mfg. Co. Inc.)	Yes	New York	100%
FS Lighting, LLP (f/k/a Pauluhn Electric Manufacturing, LLP)	Yes	Texas	100%
Guzzler Manufacturing, Inc.	Yes	Alabama	100%
Jetstream of Houston, Inc.	Yes	Delaware	100%
Jetstream of Houston, LLP	Yes	Texas	100%
PIPS Technology, Inc.	Yes	Tennessee	100%
Sirit Corp.	Yes	Texas	100%
Vactor Manufacturing, Inc.	Yes	Illinois	100%
VESystems, LLC	Yes	Delaware	100%
Victor Products USA, Incorporated	Yes	Delaware	100%
Inactive Domestic Subsidiaries

		Borrower’s
	Jurisdiction of	Ultimate %
Subsidiary	Incorporation	Ownership
Bronto Skylift, Inc.	Delaware	100%
E-One New York (f/k/a Saulsbury Fire Rescue, Inc.)	New York	100%

Schedule 6.5
Litigation and Labor Controversies
The matters described in the draft of the Borrower’s Form 10-Q for its fiscal quarter ended March 31, 2007, that has been delivered to the Agent.

Schedule 6.11
Environmental Matters
None

Schedule 8.9
Existing Liens
     In the ordinary course of the Borrower’s business it sometimes grants suppliers of significant purchased parts, such as chassis for the vehicle companies, a security interest in the purchased parts until the supplier is paid. In addition, the Borrower’s foreign Subsidiaries have secured debt and there are industrial revenue bonds secured by Subsidiary facilities which total less than $20 million.

Schedule 8.16
EBITDA Projections by Line of Business

Exhibit B
Intercreditor Agreement
[Attached]

Intercreditor Agreement
     This Intercreditor Agreement (this “Agreement”), dated as of this 15th day of March, 2011, is by and among Bank of Montreal (“BMO”), in its capacity as Bank Agent, and each of the holders of Senior Notes as set forth on the signature pages hereto (together with their respective successors and assigns, the “Noteholders”). All terms used herein which are defined in Section 1 hereof or in the text of any other Section hereof shall have the meanings given therein.
Witnesseth:
     Whereas, concurrently with the execution and delivery of this Agreement, the Borrower, the Guarantors from time to time party thereto, the financial institutions from time to time party thereto as “Banks” (the “Banks”) and as “L/C Issuers”, and BMO, in its capacity as administrative agent (the “Bank Agent”) are entering into a Third Amendment and Waiver to the Credit Agreement identified and defined below, pursuant to which the Banks have agreed to amend certain terms and conditions applicable to the financing provided to the Borrower therein; and
     Whereas, concurrently with the execution and delivery of this Agreement, the Noteholders are entering into certain amendments to the Note Agreements identified and defined below, pursuant to which the Noteholders have agreed to amend certain terms and conditions applicable to the Senior Notes; and
     Whereas, the Banks, the L/C Issuers, the Hedge Providers, the Funds Transfer Providers, the Bank Agent, and the Noteholders desire to agree upon the priorities for certain payments with respect to the Senior Indebtedness and to agree upon various other matters with respect to their respective agreements with the Loan Parties and their rights thereunder.
     Now, Therefore, for the above reasons, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions.
     For the purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below. Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.
     “Aggregate Total Retained Principal Payments” shall mean the sum of the Aggregate Bank Retained Principal Payments and the Aggregate Noteholder Retained Principal Payments.
     “Aggregate Bank Retained Principal Payments” shall mean the aggregate amount of principal payments on the Bank Notes which have been received by the Banks after the Third

Amendment Effective Date, which received payments were not thereafter re-borrowed from the Banks by the Loan Parties and not repaid.
     “Aggregate Noteholder Retained Principal Payments” shall mean the aggregate amount of principal payments on the Senior Notes which have been received by the Noteholders after the Third Amendment Effective Date.
     “Banks” shall mean BMO Harris Financing, Inc. (formerly known as BMO Capital Markets Financing, Inc.) and the other financial institutions listed on Schedule A hereto, and their successors and assigns, including any person subsequently becoming a party to the Credit Agreement as a “Bank” thereunder.
     “Bank Agent” shall mean BMO, in its capacity as the administrative agent for the Banks under the Credit Agreement, and its successors and assigns in that capacity.
     “Bank Notes” shall mean the “Notes”, as defined in the Credit Agreement.
     “Bankruptcy Code” shall mean 11 U.S.C. 101 et seq., as from time to time hereinafter amended, and any successor or similar statute.
     “Borrower” shall mean Federal Signal Corporation, a Delaware corporation.
     “Credit Agreement” shall mean the Second Amended and Restated Credit Agreement, dated as of April 25, 2007, between the Borrower, the L/C Issuers, the Bank Agent, the Banks from time to time party thereto and the Guarantors from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
     “Collateral Agent” shall mean “Collateral Agent” as defined in the Credit Agreement.
     “Event of Default” shall mean an “Event of Default”, as defined in the Credit Agreement, or an “Event of Default”, as defined in the Note Agreements.
     “Finally Paid” or “Final Payment”, shall mean (i) when used in connection with the New Money Advance Indebtedness, the full, final and indefeasible payment in cash of all of the New Money Advance Indebtedness, the expiration or cancellation of all letters of credit issued under the Credit Agreement which constitute New Money Advances and the irrevocable termination of the Banks’ obligation to make New Money Advances under the Credit Agreement and (ii) when used in connection with all of the Senior Indebtedness, the full, final and indefeasible payment in cash of all of the Senior Indebtedness, the expiration or cancellation of all letters of credit issued under the Credit Agreement and the irrevocable termination of all commitments to extend credit under the Credit Agreement.
     “Funds Transfer and Deposit Account Liability” shall mean the liability of any Loan Party owing to any Funds Transfer Provider, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of any Loan Party now or hereafter maintained with any Funds

Transfer Provider, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other deposit, disbursement, and cash management services afforded to any Loan Party by any Funds Transfer Provider and (d) any corporate charge card, purchase card or similar payment programs afforded to any Loan Party by any Funds Transfer Provider.
     “Funds Transfer Provider” means any Bank or Affiliate of a Bank.
     “Guarantors” shall mean each domestic subsidiary of the Borrower which may at any time guaranty payment of any Senior Indebtedness under a Guaranty Agreement.
     “Guaranty Agreements” shall mean the Subsidiary Guaranties dated as of June 1, 1999 made by the Guarantors in favor of the Noteholders, the guaranty made by the Guarantors in favor of the Bank Agent pursuant to Section 12 of the Credit Agreement and any other guaranty of any Senior Indebtedness which may be made by any Guarantor in favor of any Senior Lender pursuant to Section 10.8 of each Note Agreement or Sections 4.4 and 8.1(b) of the Credit Agreement, each as amended, restated, supplemented or otherwise modified from time to time.
     “Hedging Liability” shall mean the liability of any Loan Party to any Hedge Provider, in respect of any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, foreign currency contracts, currency swap contracts, or other similar interest rate or currency hedging arrangements as such Loan Party may from time to time enter into with one or more Hedge Providers.
     “Hedge Provider” means any Bank or Affiliate of a Bank.
     “Letter of Credit” shall mean a “Letter of Credit”, as defined in the Credit Agreement.
     “L/C Issuer” shall mean a “L/C Issuer”, as defined in the Credit Agreement.
     “Loan Parties” shall mean the Borrower and the Guarantors.
     “New Money Advance” shall mean a “New Money Advance” as defined in the Credit Agreement.
     “New Money Advance Indebtedness” shall mean the principal amount of and interest on the New Money Advances, including contingent obligations with respect to outstanding but undrawn Letters of Credit constituting New Money Advances and funding indemnity payments due under Sections 2.4 of the Credit Agreement with respect to, or arising out of, any New Money Advances.
     “New Money Event of Default” shall mean an “Event of Default”, as defined in the Credit Agreement, that occurs while any New Money Advance Indebtedness is outstanding.

     “Non-Priority Indebtedness” shall mean all Senior Indebtedness other than that portion of Senior Indebtedness constituting the New Money Advance Indebtedness.
     “Note Agreement” shall mean any of (i) that certain Note Purchase Agreement, dated as of June 1, 1999, by and among the Borrower and each of the Purchasers named in Schedule A thereto, as supplemented by a First Supplement dated as of May 15, 2001 by and among the Borrower and each of the Purchasers named in Schedule A thereto, a Second Supplement dated as of November 15, 2001 by and among the Borrower and each of the Purchasers named in Schedule A thereto and a Third Supplement dated as of December 1, 2002 by and among the Borrower and each of the Purchasers named in Schedule A thereto and as amended by that certain Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (the “Global Amendment”) and (ii) that certain Master Note Purchase Agreement, dated as of June 1, 2003, by and among the Borrower and the Purchasers named in Schedule A thereto, as amended by the Global Amendment, in each case, as the same may be amended, modified, supplemented or restated from time to time; and “Note Agreements” shall mean all such agreements collectively.
     “Notes” shall mean the Senior Notes and the Bank Notes.
     “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person or entity or its assets (including, without limitation, any such proceeding under the Bankruptcy Code).
     “Pro Rata Percentage” means with respect to the Banks, 85.8051%, and with respect to the Noteholders, 14.1949%.
     “Senior Indebtedness” shall mean the principal amount of and interest on the Notes and all of the other present or future indebtedness, liabilities and obligations of any Loan Party now or hereafter owed to any or all of the Bank Agent or the Senior Lenders including any such amounts owing to such parties under any Guaranty Agreement, whether such indebtedness is joint, several or joint and several, or now exists or hereafter arises, and all renewals and extensions thereof (including contingent obligations with respect to outstanding but undrawn Letters of Credit and funding indemnity payments due under Section 2.4 of the Credit Agreement).
     “Senior Lenders” shall mean the Banks, the L/C Issuer and the Noteholders.
     “Senior Notes” shall mean the Borrower’s (i) Senior Notes, Series 1999-A, due June 15, 2011; (ii) Senior Notes, Series 2001-A, Tranche 2, due May 30, 2011; (iii) Senior Notes, Series 2002-A, due December 15, 2012; and (iv) Floating Rate Senior Notes, Series 2003-A, Tranche 3, due June 30, 2013, in each case outstanding under the Note Agreements, as the same may be amended, modified, supplemented or restated from time to time.
     “Third Amendment Effective Date” means March 15, 2011.

     “Trigger Event” shall mean (a) for any Senior Lender or the Bank Agent, acceleration of all or any portion of the Senior Indebtedness after the occurrence of an Event of Default under the Credit Agreement or any Note Agreement, (b) the occurrence of any payment default under the Credit Agreement or any Note Agreement which has not been cured within any applicable cure period provided therefor under such agreement, (c) for any Senior Lender or the Bank Agent, judicial enforcement of any rights or remedies under or with respect to the Credit Agreement, any Note, any Note Agreement, any Guaranty Agreement or any other Senior Indebtedness, (d) for any Senior Lender or the Bank Agent, the taking of non-judicial remedy available under applicable law or principles of equity, such as set off or appropriation by any Senior Lender or the Bank Agent of any balances held by it for the account of the Borrower or any other property at any time held or owing by it to or for the credit or account of the Borrower (excluding any setoff or appropriation made at the direction of the Borrower in the ordinary course of business) or (e) with respect to the Borrower, the commencement of any Proceeding.
Section 2. True-Up Provisions.
     Section 2.1 True-Up Upon New Money Event of Default. (a) So long as any New Money Advance Indebtedness has not been Finally Paid in accordance with the terms of the Credit Agreement, after the occurrence and during the continuation of a New Money Event of Default, notwithstanding anything herein regarding the application of payments to the contrary (but subject to the provisions of Section 2.2 hereof), the holders of the New Money Advance Indebtedness shall be entitled to receive payment of the amount of the New Money Advance Indebtedness prior to payment of the Non-Priority Indebtedness. In furtherance of the foregoing, each Noteholder shall promptly pay over to the Bank Agent the respective amount, if any, that such Noteholder receives after the occurrence and during the continuation of a New Money Event of Default in respect of Senior Indebtedness held by it, whether by way of payment by the Borrower or any Guarantor, as a result of the exercise of set-off or other remedies, as a result of suit, from proceeds of collateral, or otherwise (collectively, “True-Up Sources”), up to an amount equal to such Noteholder’s portion of the Noteholders’ Pro Rata Percentage of such outstanding New Money Advance Indebtedness at such time, for application to such outstanding New Money Advance Indebtedness.
          Notwithstanding anything to the contrary contained in this clause (a), in the absence of any event described in clauses (a), (c), (d) or (e) of the definition of Trigger Event, the obligation to pay over amounts representing payments of interest received by a Senior Lender directly from the Borrower (and not paid directly or indirectly from proceeds of a set-off or realization of collateral or from any distribution made by the Collateral Agent) shall be suspended for so long as the parties that would receive such pay-over are also receiving directly from the Borrower current payments of interest on the Senior Indebtedness held by them.
     (b) If any Senior Lender is required to make a payment pursuant to clause (a) above, such Senior Lender (as used in this Section 2.1, the “Participating Senior Lender”) shall be deemed to have purchased from the Senior Lender receiving such payment (as used in this Section 2.1, the “Receiving Senior Lender”), and the Receiving Senior Lender shall be deemed to have sold to the Participating Senior Lender, an undivided participating interest in the outstanding principal balance of the Receiving Senior Lender’s New Money Advance

Indebtedness in an amount equal to the amount of the payment made by the Participating Senior Lender to the Receiving Senior Lender. Each Senior Lender that so purchases a participation shall thereafter be entitled to receive its Participation Percentage of each payment of principal received by the Receiving Senior Lender on the New Money Advance Indebtedness in which the Participating Senior Lender has purchased a participating interest on the date the Receiving Senior Lender receives such payment. As used in this Section 2.1, “Participation Percentage” shall mean a percentage determined by dividing the amount of all payments made by a Senior Lender pursuant to clause (a) above by the outstanding principal amount of all New Money Advance Indebtedness of the Receiving Senior Lender.
     (c) Promptly upon the written request of any Participating Senior Lender, the Borrower shall reflect on its books and records an increase in the principal amount of New Money Advance Indebtedness due to such Participating Senior Lender equal to the amount of the payment made by such Participating Senior Lender, and a corresponding decrease in the principal amount of New Money Advance Indebtedness due to the Receiving Senior Lender. Any participating interest deemed to have been purchased by a Participating Senior Lender pursuant to clause (b) above shall be deemed to have been satisfied and terminated to the extent and at the time the Borrower has made proper adjustments to its books and records as described in the immediately preceding sentence and the Senior Indebtedness formerly subject thereto shall be a direct obligation of the Borrower to the Participating Senior Lender.
     Section 2.2 True-Up Upon Trigger Event. (a) So long as any Senior Indebtedness has not been Finally Paid in accordance with the terms of the Credit Agreement and Note Agreements, as applicable, after the occurrence and during the continuation of a Trigger Event, notwithstanding anything herein regarding the application of payments to the contrary, including without limitation Section 2.1 hereof:
     (i) each Bank shall promptly pay over to the Noteholders (on a pro rata basis) the amount, if any, that such Bank receives after the occurrence and during the continuation of a Trigger Event in respect of Senior Indebtedness held by it from all True-Up Sources, up to an amount equal to such Bank’s portion of the Banks’ Aggregate Bank Retained Principal Payments received by such Bank in excess of an amount equal to the Bank’s portion of the Banks’ Pro Rata Percentage of the Aggregate Total Retained Principal Payments;
     (ii) each Noteholder shall promptly pay over to the Bank Agent the amount, if any, that such Noteholder receives after the occurrence and during the continuation of a Trigger Event in respect of Senior Indebtedness held by it from all True-Up Sources, up to an amount equal to such Noteholder’s portion of the Noteholders’ Aggregate Noteholder Retained Principal Payments received by such Noteholder in excess of an amount equal to such Noteholder’s portion of the Noteholders’ Pro Rata Percentage of the Aggregate Total Retained Principal Payments.
     Notwithstanding anything to the contrary contained in this clause (a), in the absence of any event described in clauses (a), (c), (d) or (e) of the definition of Trigger Event, the obligation to pay over amounts representing payments of interest received by a Senior Lender directly from the Borrower (and not paid directly or indirectly from proceeds of a set-off or realization of collateral or from any distribution made by the Collateral Agent) shall be suspended for so long as the parties that would receive such pay-over are also receiving directly from the Borrower current payments of interest on the Senior Indebtedness held by them.
     (b) If any Senior Lender is required to make a payment pursuant to clause (a) above, such Senior Lender (as used in this Section 2.2, the “Participating Senior Lender”) shall be deemed to have purchased from the Senior Lender receiving such payment (as used in this Section 2.2, the “Receiving Senior Lender”), and the Receiving Senior Lender shall be deemed to have sold to the Participating Senior Lender, an undivided participating interest in the outstanding principal balance of the Receiving Senior Lender’s Senior Indebtedness in an amount equal to the amount of the payment made by the Participating Senior Lender to the Receiving Senior Lender. Each Senior Lender that so purchases a participation shall thereafter be entitled to receive its Participation Percentage of each payment of principal received by the Receiving Senior Lender on the Senior Indebtedness in which the Participating Senior Lender has purchased a participating interest on the date the Receiving Senior Lender receives such payment. As used in this Section 2.2, “Participation Percentage” shall mean a percentage determined by dividing the amount of all payments made by a Senior Lender pursuant to clause (a) above by the outstanding principal amount of all Senior Indebtedness of the Receiving Senior Lender.
     (c) Promptly upon the written request of any Participating Senior Lender, the Borrower shall reflect on its books and records an increase in the principal amount of Senior Indebtedness due to such Participating Senior Lender equal to the amount of the payment made by such Participating Senior Lender, and a corresponding decrease in the principal amount of Senior Indebtedness due to the Receiving Senior Lender. Any participating interest deemed to have been purchased by a Participating Senior Lender pursuant to clause (b) above shall be deemed to have been satisfied and terminated to the extent and at the time the Borrower has made proper adjustments to its books and records as described in the immediately preceding sentence, and the Senior Indebtedness formerly subject thereto shall be a direct obligation of the Borrower to the Participating Senior Lender.
     Section 2.3. Intercreditor Defaults. (a) If Senior Lenders are required to make payments to other Senior Lenders under Section 2.1(a) or 2.2(a) of this Agreement (the parties entitled to such payments, the “Entitled Senior Lenders”) and fail for 10 or more days to make all such payments after receiving notice from the Entitled Senior Lenders that such payment is due (such Senior Lenders failing to make such payments, the “Defaulting Senior Lenders;” the failure to make such payments, an “Intercreditor Default;” and such defaulted payments, the “Defaulted True-Up Payments”), then the Entitled Senior Lenders may take legal action against any or all of the Defaulting Senior Lenders for enforcement of this Agreement in connection with such Intercreditor Default and such Defaulting Senior Lenders shall be jointly and severally obligated to pay, or to indemnify the Entitled Senior Lenders for, all costs and expenses incurred or paid by them in connection with such legal action, including, without limitation, attorneys’ fees and disbursements and court costs.

     (b) Each Senior Lender acknowledges and agrees that upon the occurrence of an Intercreditor Default, any Entitled Senior Lender may provide the Collateral Agent with written notice of such Intercreditor Default and the Collateral Agent shall be entitled to, and is hereby directed by the Senior Lenders to, make distributions from the proceeds of collateral held by it to the repayment in full of the Defaulted True-Up Payments to the Entitled Senior Lenders prior to the repayment of any other Senior Indebtedness due to the Defaulting Senior Lender. The Senior Lenders acknowledge and agree that the Collateral Agent is entitled to rely on the authenticity of any notice of an Intercreditor Default received pursuant to the immediately foregoing sentence without any requirement or obligation whatsoever to verify the existence or continuance of such Intercreditor Default.
     Section 2.4. Payments to Bank Agent. Any notice to be given to a Bank, or amount to be paid or distributed hereunder to a Bank, shall be made or paid to the Bank Agent for further distribution to the appropriate Bank or Banks by the Bank Agent.
     Section 2.5. Reservation of Certain Rights. Nothing contained in this Agreement shall be deemed to limit, restrict or impair the rights of any Senior Lender to preserve, protect, defend or exercise any remedies or rights it may have under law or in equity regarding its Senior Indebtedness, or its interests in any collateral or any other security for its Senior Indebtedness, including without limitation, the right to be heard as a party in interest on any matter in any Proceeding, provided however that no action shall be taken which is contrary to the purpose, intent or provisions of this Agreement and any payments received in respect of any such action shall be subject to the sharing provisions hereof.
Section 3. Accounting; Adjustments.
     (a) The Bank Agent and each Senior Lender agrees to render an accounting to any of the others of the amounts of the outstanding Senior Indebtedness, receipts of payments from the Loan Parties and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request, giving effect to the application of payments and collections as hereinbefore provided in this Agreement.
     (b) Each party hereto agrees that (i) to the extent any payment of any amount distributed to it hereunder is in excess of the amount due to be distributed to it hereunder, it shall pay to the other parties hereto such amounts so that, after giving effect to such payments, the amounts received by all parties are equal to the amounts to be paid to them hereunder, and (ii) in the event any payment hereunder of any amount made to any party hereto is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause (each a “Disgorgement Event”), then to the extent that a Disgorgement Event has been ordered by a final unappealable order of a court of competent jurisdiction and paid by the party suffering the disgorgement, each of the other parties hereto shall pay such party such amounts so that, after giving effect to the payments hereunder by all other parties, the amounts received by all parties are not in excess of the amounts to be paid to them hereunder as though such payment so invalidated, declared to be fraudulent or preferential, set aside or required to be repaid had not been made.

Section 4. Notices.
     Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, with proper postage prepaid, one business day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by telecopy or similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any person or persons set forth below such signature shown as to receive a copy, or to such other address as any party designates to the others in the manner herein prescribed. Any party giving notice to any other party hereunder shall also give copies of such notice to all other parties.
Section 5. Independent Credit Investigation.
     None of the Bank Agent or any Senior Lender, nor any of its respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of any Loan Party or the ability of any Loan Party to repay any of the Senior Indebtedness or perform its obligations under any Guaranty Agreement, or for the validity, sufficiency or enforceability of any of the Senior Indebtedness, the Credit Agreement, the Note Agreements, any Guaranty Agreement or any document or agreement executed or delivered in connection with or pursuant to any of the foregoing. Each of the Bank Agent and each Senior Lender has entered into its respective financial agreements with the Loan Parties based upon its own independent investigation, and makes no warranty or representation to the others, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.
Section 6. Amendment.
     This Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Bank Agent and all of the “Required Holders”, as defined in the Note Agreements, and the “Required Banks”, as defined in the Credit Agreement.
Section 7. Termination.
     This Agreement shall terminate 3 years after the date the Senior Indebtedness is Finally Paid.

Section 8. Amendment, Supplement or Waiver of Agreements with Borrower, etc.
     Nothing contained in this Agreement shall limit or restrict the rights:
     (i) of the Bank Agent, the Banks and the Loan Parties to amend, supplement, restate or waive any provision of the Credit Agreement, any Bank Notes or any Guaranty Agreement or other agreement or instrument related thereto or executed and delivered in connection therewith, provided, however, that no amendment shall (w) amend the Banks’ commitments to make New Money Advances to an amount in excess of or to an amount less than $18,000,000, or the aggregate commitments under the Credit Agreement to an amount in excess of or to an amount less than $240,000,000, (x) amend terms governing the application of voluntary or mandatory prepayments of the Bank Notes, (y) increase any of the following: the rate of interest, the frequency of collection of interest, the frequency or timing of payments due in respect of the Senior Indebtedness held by the Banks, the amount of fees due from the Borrower or any Guarantor, or the amount of collateral securing the Senior Indebtedness held by the Banks; or
     (ii) of the Noteholders and the Loan Parties to amend, supplement, restate or waive any provision of the Note Agreements, any Senior Notes or any Guaranty Agreement or other agreement or instrument related thereto or executed and delivered in connection therewith, provided, however, that no amendment shall increase any of the following: the rate of interest, the frequency of collection of interest, the frequency or timing of payments due in respect of the Senior Indebtedness held by the Noteholders, the amount of fees due from the Borrower or any Guarantor, or the amount of collateral securing the Senior Indebtedness held by the Noteholders.
Section 9. Miscellaneous
     Section 9.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereof, including subsequent holders of the Senior Indebtedness and persons subsequently becoming parties to the Credit Agreement as a “Bank” thereunder or parties to any Note Agreement as a “Noteholder” thereunder, provided that no Senior Lender shall assign or transfer any interest in any Senior Indebtedness or permit such person to become such a party to the Credit Agreement or any Note Agreement unless such transfer or assignment is made subject to this Agreement and such transferee, assignee or person becomes a signatory to this Agreement and assumes the obligations of the transferor or assignor or the obligations of a “Bank” or “Noteholder”, as the case may be, hereunder from and after the time of such transfer or assignment or the time such person becomes a party to the Credit Agreement or a Note Agreement, as the case may be. Upon an assignment by any Senior Lender of all or any portion of any Note and the assumption by the transferee of such Senior Lender’s obligations hereunder in respect of such Note, or portion thereof, so assigned, such Senior Lender shall be automatically released from all obligations thereafter accruing hereunder in respect of such Note or portion thereof, so assigned.

     Section 9.2 Cooperation. The Senior Lenders hereby agree to fully cooperate with each other in order to promptly discharge the terms and provisions of this Agreement. The Senior Lenders also hereby agree, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.
     Section 9.3 Representations and Warranties. Each Noteholder represents and warrants to the Banks, the L/C Issuers, the Funds Transfer Providers, the Hedge Providers and the Bank Agent, and each Bank, the L/C Issuers, the Funds Transfer Providers, the Hedge Providers and the Bank Agent represents and warrants to the Noteholders, that it is a corporation, national banking association, bank or trust company, mutual insurance company, trust or other entity duly organized, validly existing and in good standing under the laws of this respective jurisdiction of incorporation or organization, that it has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, that this Agreement has been duly authorized, executed and delivered by it or on its behalf, and that this Agreement is enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of the rights of creditors generally as at the time in effect, by common law or statutory requirements with respect to commercial reasonableness, and by general principles of equity.
     Section 9.4 No Third Party Beneficiary. This Agreement is intended solely to govern the relationship among the Bank Agent and the Senior Lenders, and intended for the sole benefit of the Bank Agent and the Senior Lenders and their transferees, successors and assigns. Except as expressly set forth herein, this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any Loan Party or other person, other than the Bank Agent and the Senior Lenders and their transferees, successors and assigns. Except as expressly set forth herein, each Loan Party, by its consent hereto, acknowledges that it shall have no rights under this Agreement. If the Bank Agent or Senior Lender shall violate the terms of this Agreement, each Loan Party agrees, by its consent hereto, that it shall not use such violation as a defense to any enforcement by any such party against such Loan Party nor assert such violation as a counterclaim or basis for setoff or recoupment against any such party.
     Section 9.5 Limitation Relative to Other Agreements; Supervision of Obligations. Nothing contained in this Agreement is intended to impair (a) as between the Noteholders and the Loan Parties, the rights of the Noteholders and the obligations of the Loan Parties under the Note Agreements and the Senior Notes, or (b) as between the Banks, the L/C Issuer, the Funds Transfer Providers, the Hedge Providers and the Bank Agent and the Loan Parties, the rights of the Banks, the L/C Issuer, the Funds Transfer Providers, the Hedge Providers and the Bank Agent and the obligations of the Loan Parties under the Credit Agreement or the Bank Notes. Except to the extent otherwise expressly provided herein, each Senior Lender shall be entitled to manage and supervise the obligations of the Loan Parties to it in accordance with applicable law and such Senior Lender’s practices in effect from time to time without regard to the existence of any other Senior Lender.

     Section 9.6 Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 9.7 Governing Law. This Agreement shall be governed as to validity, interpretations, enforcement and effect by the laws of the State of Illinois (excluding any conflicts of law rules which would otherwise cause this agreement to be governed by the laws of any other jurisdiction).
[Signature Pages Follow]

     In Witness Whereof, the parties have executed this Agreement as of the day and year first written above.

Bank of Montreal, as Bank Agent on behalf of the Banks, the L/C Issuers, the Funds Transfer Providers and the Hedge Providers
By:
Title:

Address for notices: 115 South LaSalle Street Chicago, Illinois 60603
Attn:

ALLSTATE LIFE INSURANCE COMPANY

By:
Name:

By:

Name:

Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:

Name:

By:

Name: Authorized Signatories

Authorized Signatories

AMERICAN HERITAGE LIFE INSURANCE COMPANY

By:

Name:

By:

Name: Authorized Signatories
Signature Page to Intercreditor Agreement

AMERICAN FAMILY LIFE INSURANCE COMPANY
By:
Name:

Signature Page to Intercreditor Agreement

ACACIA LIFE INSURANCE COMPANY

By: Summit Investment Advisors, Inc., as Agent

By:
Name:
Title:

AMERITAS LIFE INSURANCE CORP.

By:

Name:
Title:
Signature Page to Intercreditor Agreement

GENERAL AMERICAN LIFE INSURANCE COMPANY

	By:	Metropolitan Life Insurance Company, as Investment Manager
By:

Name:
Title:

METROPOLITAN LIFE INSURANCE COMPANY

By:

Name:
Title:
Signature Page to Intercreditor Agreement

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
By:
Name:
Title:

Signature Page to Intercreditor Agreement

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD FIRE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

	By:	Hartford Investment Management Company Their Agent and Attorney-in-Fact

By:

Name:
Title:
Signature Page to Intercreditor Agreement

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, Successor by merger to
JEFFERSON-PILOT LIFE INSURANCE COMPANY
	By:	Delaware Investment Advisers, A series of Delaware Management Business Trust, Attorney-in-Fact

By:

Name:
Title:

KNIGHTS OF COLUMBUS
By:
Name:
Title:

Signature Page to Intercreditor Agreement

MASSACHUS ETTS MUTUAL LIFE INSURANCE COMPANY
	By:	Babson Capital Management LLC, as Investment Adviser

By:

Name:
Title:

C.M. LIFE INSURANCE COMPANY
	By:	Babson Capital Management LLC, as Investment Adviser

By:

Name:
Title:
Signature Page to Intercreditor Agreement

NATIONWIDE LIFE INSURANCE COMPANY NATIONWIDE MUTUAL INSURANCE COMPANY
By:
Name:
Title:

Signature Page to Intercreditor Agreement

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:
Name:
Title:
Signature Page to Intercreditor Agreement

STATE FARM LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:
Signature Page to Intercreditor Agreement

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
WESTERN NATIONAL LIFE INSURANCE COMPANY
(formerly known as AIG Annuity Insurance Company)
SUNAMERICA LIFE INSURANCE COMPANY

	By:	AIG Global Investment Corp., Investment adviser

By:

Name:
Title:
Signature Page to Intercreditor Agreement

Acknowledgment of and Consent and Agreement
To Intercreditor Agreement
     The undersigned, the Loan Parties described in the Intercreditor Agreement, dated as of March 15, 2011, among the Bank Agent and the Senior Lenders (as defined therein), acknowledge and, to the extent required, consent to the terms and conditions thereof. The undersigned Loan Parties do hereby further acknowledge and agree to their joint and several agreements under Section 9.4 of the Intercreditor Agreement and acknowledge and agree that no Loan Party is a third-party beneficiary of, or has any rights under, the Intercreditor Agreement, except to the extent expressly set forth therein. The undersigned Loan Parties further acknowledge the purchase and sale of participating interest in Senior Indebtedness pursuant to Section 2.1(b) and 2.2(b) of the Intercreditor Agreement and agree to the undertakings of the Borrower pursuant to Section 2.1(c) and 2.2(c) of the Intercreditor Agreement.
     This Acknowledgment of and Consent and Agreement to the Intercreditor Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one of the same instrument. In proving this Acknowledgment of and Consent and Agreement to the Intercreditor Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Acknowledgment of and Consent and Agreement to the Intercreditor Agreement by facsimile shall be effective as a delivery of a manually executed counterpart of this Acknowledgement of and Consent and Agreement to the Intercreditor Agreement.
     In Witness Whereof, the parties below have caused this Acknowledgment of and Consent and Agreement to the Intercreditor Agreement to be executed by their respective duly authorized officers as of March 15, 2011.

“Borrower” Federal Signal Corporation
By
Name:
Title:

By
Name:
Title:

“Guarantors”

Vactor Manufacturing, Inc.
Elgin Sweeper Company
Federal APD Incorporated.
FS Depot, Inc.
E-One New York, Inc.
Federal Sign and Signal, Inc.
Guzzler Manufacturing, Inc.
Federal Merger Corporation
Federal Signal Credit Corporation
FS Holding, Inc.
Victor Products USA, Incorporated
Jetstream of Houston, Inc.
Jetstream of Houston, LLP
FS Lighting, Inc. (formerly known as
     Pauluhn Electric Mfg. Co. Inc.)
FS Lighting, LLP (formerly known as
     Pauluhn Electric Manufacturing, LLP)
Athey Product, Inc.
Federal Sign, Inc.
Bronto Skylift, Inc.
Federal Signal Technologies, LLC
PIPS Technology, Inc.
Sirit Corp.
VESystems, LLC

By
Name:
Title:

Signature Page to Intercreditor Agreement

Schedule A
Banks
BMO Harris Financing, Inc.
Bank of America, N.A.
The Bank of Tokyo — Mitsubishi UFJ, Ltd.
The Northern Trust Company
Nordea Bank Finland, PLC
PNC Bank, N.A.
Credit Suisse, Cayman Islands Branch
RBS Citizens, N.A.
Associated Bank, N.A.
HSBC Bank USA, N.A.